Filed with the Securities and Exchange Commission on ________________, 2002

                                                      Registration No. ________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                        FORM SB-2 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                         ALVIERO MARTINI WORLDWIDE, LTD.
             (Exact name of registrant as specified in its charter)


    NEVADA                                                73-1639267
--------------           ---------------------        --------------------------
State or other             Primary Standard         IRS Employer Identification
jurisdiction of         Industrial Classification         Number ("EIN")
Incorporation

                                 99 Derby Street
                                    Suite 200
                                Hingham, MA 02043
                                 (781) 556-1044
                               (781) 556-1045 Fax
                               ------------------
(Name, address and telephone number of principal executive offices and place of business)

                                 Frank G. Wright
                                 99 Derby Street
                                    Suite 200
                                Hingham, MA 02043
                                 (781) 556-1044
                               (781) 556-1045 Fax
                               ------------------
          (Address, address and telephone number of agent for service)

                                   Copies to:
                        Charles B. Jarrett, Jr., Esquire
                       Griffith, McCague & Fernsler, P.C.
                           The Gulf Tower, Suite 3626
                                707 Grant Street
                              Pittsburgh, PA 15219
                                 (412) 803-3690
                               (412) 803-3678 Fax

    Approximate date of distribution to the public: As soon as practicable after the effective date of this Registration Statement.

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
     Title of Each                                                             Proposed
        Class of                                        Proposed                Maximum               Amount of
     Securities to              Amount to            Offering Price            Aggregate            Registration
     be Registered            be Registered            Per Share            Offering Price               Fee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
      Common Stock
    $0.001 par value          2,000,000(1)               $0.00                   $0.00                 $667(3)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
      Common Stock
        Purchase
        Warrants              2,000,000(2)              $3.00(4)             $6,000,000(4)             $234(4)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

(1) Shares of Common Stock of the Registrant being distributed to shareholders of Innovation International, Inc.

(2) An additional 2,000,000 shares of Common Stock which may be issued upon exercise of the Warrants.

(3) Based upon the par value of Registrant's shares of Common Stock solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended.

(4)  Based upon the exercise price of the Warrants of $3.00 per share

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file an amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

                                   PROSPECTUS
                         ALVIERO MARTINI WORLDWIDE, LTD.
                          (A Development Stage Company)
                           99 Derby Street, Suite 200
                                Hingham, MA 02043
                                 (781) 556-1044
                               (781) 556-1045 Fax
                        2,000,000 Shares of Common Stock
                    2,000,000 Common Stock Purchase Warrants


     ALVIERO MARTINI WORLDWIDE, LTD., a Nevada corporation (the "Company") is offering 2,000,000 shares of its Common Stock par value $0.001 (the "Shares") and Common Stock Purchase Warrants ("Warrants") to purchase an additional
2,000,000 shares of Common Stock to the shareholders of Innovation International, Inc. ("Distributees") its incorporator. Distributees will not be required to pay for the Shares or Warrants, which will be distributed without charge on a pro rata basis. There will be no brokers, dealers or underwriters involved in the distribution. The distribution will be made as provided in an agreement among the Company, Innovation International, and Mr. ALVIERO MARTINI, an individual resident of Italy. See "Plan of Distribution" on page 7 of this Prospectus. There is no present market for the Shares. Each Warrant will permit the holder to purchase one (1) share of Common Stock at a price of $3.00 per share. The Warrants will expire on June 30, 2005 and may be redeemed by the Company at any time after June 30, 2003 for $0.25 per Warrant. The Company is registering on a Form SB-2 filed with the Securities and Exchange Commission both the 2,000,000 Shares of Common Stock to be distributed and the 2,000,000 additional shares to be issued upon exercise of the Warrants. The Shares and Warrants are not being issued as units and may be traded separately.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     YOU SHOULD KNOW THERE IS SUBSTANTIAL RISK ABOUT THE COMPANY'S ABILITY TO CONTINUE AS A GOING CONCERN. CAREFULLY CONSIDER "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROSPECTUS.

               The date of this Prospectus is _____________, 2002

                                TABLE OF CONTENTS

   Item
    No.                      Description of Item                            Page

1.  Prospectus Summary                                                         1

2.  Pro Forma Financial Statements                                             3

3.  Risk Factors, Forward Looking
    Statements and Dilution                                                    5

4.  Plan of Distribution                                                       7

5.  Use of Proceeds                                                            8

6.  Plan of Operations                                                         8

7.  Description of Business                                                    9

8.  Description of Property                                                   11

9.  Directors, Executive Officers, Promoters and Control Persons              11

10. Executive Compensation                                                    12

11. Security Ownership of Certain Beneficial Owners and
    Management                                                                12

12. Certain Relationships and Related Transactions                            12

13. Description of Securities                                                 13

14. Market for Common Equity and Related Shareholder Matters                  13

15.  Interest of Named Experts and Counsel                                    14

16. Legal Proceedings                                                         14

17. Changes in and Disagreements with Accountants on
    Accounting and Financial Disclosure                                       14

18. Disclosure of Commission Position on
    Indemnification for Securities Act Liabilities                            14

19. Legal Matters                                                             15

20. Experts                                                                   15

21. Where You Can Find More Information                                       15

22. Index to Financial Statements                                             16

PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus. All references in this Prospectus to Shares and Warrants are as of the date of this Prospectus unless otherwise specified. You should carefully consider the information set forth under "Risk Factors" beginning on page 5 of this Prospectus.


                         ALVIERO MARTINI WORLDWIDE, LTD.
                                 (the "Company")

         The Company, a development stage company, was incorporated under the laws of the State of Nevada on April 29, 2002 to act as a holding company for one specified acquisition. The Company's principal business asset is an agreement dated May 15, 2002, among the Company, Innovation International Inc., and Mr. Alviero Martini ("Martini"), an individual resident of Italy, pursuant to which the Company shall issue (i) 2,000,000 shares of its Common Stock, par value $0.001 ("Shares") and Common Stock Purchase Warrants ("Warrants") to purchase an additional 2,000,000 shares of Common Stock to the shareholders of Innovation International, Inc. ("Distributees") and (ii), IN A SEPARATE AND PRIVATE TRANSACTION, 18,000,000 shares of its $0.001 par value Common Stock to Martini in exchange for for 7,500,000 shares of Common Stock of Alviero Martini, S.p.A, an Italian Corporation ("SpA") owned by Martini and representing 50.1% of the total issued and outstanding stock of SpA.

         The Company is offering the Shares and Warrants at no charge or expense, to the Distributees. No other persons are being offered Shares or Warrants. After the distribution, there will be 2,000,000 shares of Common Stock outstanding, and the Company will be obligated to issue the 18,000,000 shares which will represent, when issued, 90% of its total issued and outstanding shares, to Alviero Martini, individually. Innovation International, Inc. has subscribed to the right to purchase 1,000 shares of Company Common Stock at a price of $1.00 per share.

         The Company will receive no funds from the Distributees. All expenses, such as legal and accounting fees and expenses of mailing, will be paid by the Company from other funds available to it. Such funds have been and will continue to be provided by Martini individually.

         The Company is offering the Shares and Warrants directly to the Distributees on a pro rata basis to the shares of Innovation International each owns as of the date of this Prospectus. There are no underwriters or broker-dealers involved, and no fees or commissions will be paid to any person. Distributees will not have to surrender or otherwise change any of their Innovation International shares.

         The Summary Financial Information has been taken from the audited financial statements of the Company as of June 30, 2002 and of SpA as of December 31, 2000 and December 31, 2001 and unaudited financial statements as of

June 30, 2002. Audited financial statements on SpA were prepared and audited in Italy, by auditors whose licenses and qualifications resemble those of American CPA's and which have been translated into English, U.S.GAAP, and U.S. Dollars for inclusion in this registration statement. The Company has no ownership or control over Spa and therefore cannot compel SpA's auditors to perform additional undertakings. Following the closing, the Company intends to cause SpA to engage auditors in Italy who are affiliated with the Company's auditors in the U.S. and to issue consolidated, GAAP basis financial statements. Additional financial statements in the Prospectus include unaudited interim statements of SpA as of June 30, 2002. The financial statements of SpA are not consolidated with those of the Company because the Company has no direct or indirect interest in SpA to form a basis for consolidation.

                                     COMPANY
                                  June 30, 2002

o        Current Assets             $       -0-
o        Noncurrent Assets                  -0-
o        Current Liabilities              (1,260.00)
o        Gross Revenues                     -0-
o        Gross Profits                      -0-
o        Net Profit (Loss)
         from Operations                   (1,260.00)

                                             SpA
                                 December 31, 2001   June 30, 2002
                               ----------------------------------------

o        Current Assets           $ 13,446,034     $ 15,880,987
o        Noncurrent Assets           4,715,245        5,233,333
o        Current Liabilities         9,161,036       12,310,268
o        Gross Revenues             15,061,174        8,582,466
o        Gross Profits               7,131,455        3,618,110
o        Net Profit (Loss)
         from Operations               238,437       (1,470,541)

The following Consolidated ProForma Financial Statements of Alviero Martini Worldwide, Ltd. reflect the combination of Alviero Martini Worldwide, Ltd. audited financial statements as of June 30, 2002 and Alviero Martini, SpA unaudited financial statements as of June 30, 2002.

In the absence of a consummated business transaction, there are no intercompany relationships or transactions to eliminate. The balance sheets and Income statements of the two entities are therefore combined.

Equity has been calculated to reflect the issuance of 20,000,000 common shares for par value, $20,000.00 and the difference between Net Assets and Net Liabilities of the combined entities, less adjustments to Minority interest to reflect the proforma ownership of 49.9% of SpA by unrelated parties.



                         ALVIERO MARTINI WORLDWIDE, LTD
                                 AND SUDSIDIARY

                   PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
                       FOR THE PERIOD FROM JANUARY 1, 2002
                              THROUGH JUNE 30, 2002

                  Alviero Martini Worldwide, Ltd and Subsidiary
                      Pro-Forma Consolidated Balance Sheet
                               As of June 30, 2002

                                                                      Pro-Forma
ASSETS
Current Assets

Cash and cash equivalents                                              332,781
Accounts Receivable                                                  8,151,430
Inventory                                                            5,839,327
Deferred Expenses                                                    1,557,448
                                                                    ----------

          Total Current Assets                                      15,880,986

NON-Current Assets                                                   5,233,334
                                                                    ----------

TOTAL ASSETS                                                        21,114,320

LIABILITY AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES                                                 12,311,528

LONG-TERM LIABILITIES                                                  267,768

Minority Interest in Consolidated Subsidiary                         4,259,606

STOCKHOLDERS' EQUITY
Common Stock-par value $0.001; 100,000,000
        shares authorized; 20,000,000 shares issued
        and 1,000 shares issuable                                       20,001
Common Stock subscribed                                                 (1,000)
Additional paid in capital                                           5,739,898
Retained Earnings-Previous Year                                       -793,786
Retained Earnings-Current Year                                        -738,001
Reserve Required by Law                                                 48,306
                                                                    ----------
          Total Stockholders' Equity                                 4,275,418
                                                                    ----------

TOTAL LIABILITY AND STOCKHOLDERS' EQUITY                            21,114,320

                  Alviero Martini Worldwide, Ltd and Subsidiary
                Pro-Forma Consolidated Statement of Income (Loss)
                       For Six Months Ending June 30, 2002

                                                    Pro-Forma

Revenues and Other Income                           8,760,561

Cost of Goods Sold                                  5,142,451
                                                   ----------

Gross Profit                                        3,618,110

G&A                                                (3,789,889)
Net Other Income and Expense                         (404,442)
Asset Impairment                                     (691,144)
Foreign Exchange Recalculation                       (146,833)
Taxes                                                 (57,603)
                                                   ----------

Net Income (Loss), including Minority Interests    (1,471,801)

Minority Interest in Net Loss of Subsidiaries        (733,800)
                                                   ----------

Net Income (Loss) Net of Minority Interest           (738,001)

Net Loss Per Share                                     (0.037)

Per Forma Shares Outstanding = 20,000,000

FORWARD LOOKING STATEMENTS, RISK FACTORS AND DILUTION

                                  Risk Factors

         Distributees should carefully consider the risks described below and all other information contained in this Prospectus before making a decision. The Company is recently formed, incorporated in the State of Nevada on April 29, 2002, with limited activity and may incur losses for the foreseeable future.

o        PROFITABILITY

         The Company has not achieved profitability and expects to continue to incur net losses for the foreseeable future. The Company expects to incur significant development and operating expenses and, as a result, will need to generate significant revenues to achieve profitability, which may not occur. Even if the Company does achieve profitability, it may be unable to sustain or increase profitability on a quarterly or annual basis in the future. If it is unable to achieve profitability, the Distributees interest in the Shares may become worthless.

o        CONTROL

         After the exchange, the Company will rely on Alviero Martini ("Martini"), who will own 90% of the stock, for decisions; and who will retain such control over the business after this distribution and may make decisions that are not in the best interest of all shareholders. As a result, he will have the ability to control substantially all the matters submitted to shareholders for approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of the assets. He will also have the ability to delay, defer or prevent a change in control, impede a merger, consolidation, takeover or other business combination involving the Company or discourage a potential acquirer from making a tender offer. This in turn could cause the value of the stock to decline materially.

o        NEED FOR ADDITIONAL FINANCING

         The Company may have to raise additional capital which may not be available or may be too costly. Capital requirements are and probably will continue to be more than operating income for the foreseeable future. The Company does not have sufficient cash to indefinitely sustain operating losses. Its potential profitability depends on the ability to generate and sustain substantially higher revenues while maintaining reasonable expense levels. The Company cannot assure the Distributees that it will be able to operate to cover expenses. If the Company does not achieve profitability, it will need to raise additional capital to finance operations. The Company anticipates seeking additional financing through debt or equity offerings. The Company cannot assure distributees that additional financing will be available through debt or equity offerings. The Company cannot assure Distributees that additional financing will be available to it, or, if available, any financing will be on terms acceptable or favorable to it. If the Company needs to and cannot raise additional funds, further development of its business may be delayed; and it may not be able to execute the business plan, all of which could have a material adverse effect on operations. If this happens, the value of the stock will decline and may become worthless.

o        COMPETITION

         There are thousands of businesses in the fashion industry which compete with SpA and other businesses, if any, to be acquired by the Company. Principal competitors are Longchamps, Paris; Gucci, Milan; Coach, New York; and Armani. All sell their products world-wide. Some or all of them may be better capitalized and more skillfully managed than the Company and/or its prospective subsidiaries. There are an unknown number of companies which will compete with the company for future acquisitions in the fashion industry. Some or all of them may be better capitalized or more skillfully managed than the Company. The Company will have to offer intangible, "image" benefits to its acquisition targets from association with the name, "Alviero Martini" in order to compete for future acquisitions, and there can be no assurance that the Company will succeed at this effort.

o        LIMITED MARKET FOR SHARES; VOLATILITY OF PRICES

         There is no present trading market for the Common Stock. While the Company intends to have the stock quoted on the Over The Counter Bulletin Board ("OTCBB"), the Company cannot guarantee if or when such quotation will become effective or the effect on the price of the stock. There can be no assurances that an active trading market will be developed or, if developed, sustained. If no market develops, investors may be unable to sell their shares. There may be significant volatility in the market for the stock as is typical for new public companies.

o        LIMITED OPERATING HISTORY

         The Company is essentially a new venture, and there can be no assurance that it will be successful. Limited operating history prohibits an effective evaluation of potential success. Viability and continued operations are dependant upon future profitability, ability to generate cash flows and other business opportunities. The likelihood of success must be considered in light of the problems, expenses and delays frequently encountered in connection with the development of a new business and the competitive acquisition environment in which we will operate. As a result, the Company's financial objectives must be considered highly speculative. If such objectives are not reached, the Company may have to cease operations.

o        LIMITED OPERATING PLANS

         The Company does not expect to operate any business except the ownership of a control position in Alviero Martini, SpA and a search for additional acquisitions. As such, the Company may have limited ability to foresee, predict, or act upon trends in its industry and might miss many opportunities for profit.

o        DIVIDENDS

         The Company has paid no dividends on its Common Stock and cannot predict when it will be in a position to do so. The ability to pay dividends will depend upon the success of future operations and earnings. Dividends may be paid only from funds legally available for such purpose at the discretion of the Board of Directors. Furthermore, it is a violation of Nevada law to make improper distribution to shareholders.

o        REPERCUSSIONS OF SEPTEMBER 11, 2001

         The income levels experienced by most retailers in the U.S., as well as in the European markets served by SpA have been adversely affected in the aftermath of the terrorist attacks on September 11, 2001. If those trends continue, the Company and SpA may not succeed in their business activity. In such case, all distributees are at risk to lreceive no substantial value from the distribution.

                           Forward Looking Statements

         This Prospectus contains forward-looking statements. These are not historical facts but are largely estimates based on current expectations and projections about the industry and assumptions. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks" and "estimates" are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company's control, are difficult to predict and could cause actual results to differ materially from those expressed, implied or forecast in the forward-looking statements. In addition, the forward-looking events discussed in this Prospectus might not occur. The risks and uncertainties include, among others, those described under "Risk Factors" and elsewhere in this Prospectus. Distributees are cautioned not to place undue reliance on these forward-looking statements which reflect management's view only as of the date of this Prospectus.

                                    Dilution

There will be no dilution in the value of the Shares received by the Distributees by virtue of the distribution.

PLAN OF DISTRIBUTION

         The Shares and Warrants will be distributed directly to the Distributees by the Company following the date of this Prospectus and the date on which the registration statement of which it is a part has been declared effective. Distribution will be on a pro-rata basis to the shares of Innovation International the Distributees now own (rounded up to the nearest whole share). The Company is obligated to distribute these Shares and Warrants under the terms of an agreement dated May 15, 2002 among the Company, Innovation International and Martini, the owner of 7,500,000 SpA. shares which the Company in a separate transaction is acquiring (50.1% of the issued and outstanding shares of SpA.) from Martini in exchange for 18,000,000 shares of Company Common Stock. The shares to be issued to Martini are not being registered and will be issued to him separately in a private placement. Martini's shares will be restricted and subject to limitations on resale by him. Upon completion of the distribution, Innovation International, the incorporator of the Company, will cease to have any interest in the Company except for the right to purchase 1,000 shares of Common Stock from the Company at a price of $0.50 per share. The agreement requires the Company to issue to the Distributees 2,000,000 shares of Common
Stock plus Warrants to purchase an additional 2,000,000 shares upon the effectiveness of the registration statement of which this Prospectus is a part. No shares have been issued to Innovation International; and, except for its subscription agreement, Innovation International has no rights to acquire any.
The Distributees will receive a copy of this Prospectus together with certificates representing the number of Company Shares and Warrants to which each is entitled based upon the number of shares of Innovation International owned as of the date of this Prospectus. The Company will not attempt to levy any charge against the Shares now or in the future.

         Innovation International has no ownership or other interest in, or right to receive, any of, the Shares or Warrants to be distributed pursuant to this prospectus. It will receive no fees, commissions or other consideration with respect to the distribution. Its only involvement will be to provide a list of its shareholders to the Company so that it can distribute the Shares and Warrants to the Distributees. For this reason, the Company does not believe Innovation International is an underwriter with respect to the Shares and Warrants. Nonetheless, the Company feels it is important that the Distributees know the extent of its involvement. At present, Innovation International conducts no business operations. Its only activity is to organize, acquire, hold, finance, merge and dispose of entities engaged in business of various types.

USE OF PROCEEDS

         The Company will receive no proceeds from the distribution. On the contrary, there will be a net expense for attorneys' fees, accounting fees, printing and mailing. The Company will bear all such expenses.

PLAN OF OPERATIONS

         The Company intends to acquire and hold 50.1% of the stock of SpA and to thereby gain a position in the design, production and distribution of high fashion designer clothing and related items, such as umbrellas, wrist watches, upholstery, eyewear, stationery and home products. Based upon the anticipated success of products retailed by SpA as a means of attracting candidates, the

Company will pursue acquisition opportunities in fields related to one or more of the present activities of SpA. No acquisition candidates other than SpA are presently identified or under consideration.

DESCRIPTION OF BUSINESS

Company

         The Company was founded as a Nevada corporation on April 29, 2002 There have been no bankruptcy, receivership or similar proceedings affecting the Company. Effective May 15, 2002, the Company entered into a binding agreement with Alviero Martini, an individual resident of Italy ("Martini") and Innovation International, Inc. pursuant to which the Company will acquire 50.1% of SpA, an Italian company, in exchange for 18,000,000 shares of its Common Stock. The May 15, 2002 agreement provides further that the Company distribute the Shares and Warrants covered by this Prospectus directly to the shareholders of Innovation.

         As a result of these transactions, the Company will own directly 50.1% of SpA and Martini will own 90% of the Company. It will conduct no direct operations. Its only activity will be to hold the SpA stock and seek other investments in similar businesses. The shares to be issued to Martini will be restricted and may be transferred only pursuant to registration under the Securities Act of 1933 or an exemption from such registration. The present officers and directors of the Company will receive shares and warrants to be issued by the Company in this distribution, only in direct proportion to their holdings in Innovation and not as compensation or promoters' shares (in all approximately 500,000 shares and 500,000 warrants).

SpA

Alviero Martini SpA ("SpA"), headquartered in Milan, Italy, directs the operation of all present business activities for the various brands. Activities involve design, production, distribution, marketing, sales, finance and administration. Included in the array of products/activities are a large number of licensing arrangements with third party manufacturers and/or marketers of a number of licensed products. These include direct production and distribution of handbags and luggage, womens and mens clothing, footwear and other fashion accessories. Licensees also manufacturer and distribute home collections of decorative and stylized bedding, accessories and furnishings, stationery and office accessories. SpA also sells many of these products directly through its own stores at 605 Madison Avenue, New York, New York and 26 Via Montenapoleone, Milan, Italy. Outside retailers include Bloomingdales New York; Harrod's London, Ashfords Houston and Snab, Inc., Jacksonville, Florida. There are two internet stores.

The branded fashion product industry is fluid and subject to constant change. In addition the business is proprietary and secretive with respect to designs, products and methods.

As of the date of this prospectus, the Company has no direct or indirect control over SpA and no ability to obtain or to disclose additional information beyond that which is included herein to satisfy disclosure obligations under legal requirements. Following the acquisition, Mr. Martini will own 90% of the Company and the Company will own 50.1% of SpA. At that time, the Company will have greater access to and control over information and the relative commercial risks associated with additional disclosures.

SpA is headquartered in Milan where the labels style and design, world image and advertising activities are centered. Milan headquarters also conducts quality control monitoring of its own collections by way of direct management of certain points of sale. SpA management includes:

                        Chairman: Alviero Martini
                        General Manager: Pier Domenico Rivera
                        Commercial Director: Attila Kiss
                        Area Manager: Amor Fourati
                        Public Relations and Advertising: Mario Gastaldin

Approximately 35 additional people are employed at its headquarters which is:

                        Alviero Martini SpA
                        Via Castelmorrone, 26/28 Milano
                        Tel. 02-2052701 Fax 02-2046271


"PRIMA CLASSE-Alviero Martini" is the label that appears on the famed line of luggage characterised by its world map motif. The 1st Classe-Alviero Martini trademark is registered the world over in various commercial sectors including leather goods, clothing and accessories, footwear, fragrances, watches, stationery and home lines such as chinaware, furnishing fabrics, home accessories and others.

Some of the principal Licensees are listed below under their appropriate product descriptions:

                        Cravatte e Fouldards / Ties & Foulards:
                        Frangi Spa - Milan, Italy

                        Ombrelli / Umbrellas:
                        Poletti Sas - Milan, Italy

                        Orologi / Wrist Watches:
                        Ambre S.a. - Paris, France

                        Tessuti d'arredamento / Upholstery:
                        Vidivi S.r.l. - Milan, Italy

                        Collezioni casa / Home Collection:
                        T.J. Vestor S.p.a. - Milan, Italy

                        Oggettistica / Home Objects:
                        Compagnia del Tabacco S.n.c. - Milan, Italy


                        Cartascrittura / Stationery:
                        Grafiche Tassotti S.r.l. - Milan, Italy

                        Occhiali / Eyewear:
                        Seiko Optical Products Co. Ltd. - Chuo-Ku - Tokyo, Japan

The Licensees manufacture their respective products which are sold to more than 500 retail establishments around the World offering one or more of SpA's many products for sale. The lines are also delivered directly to SpA for sale to its own stores. In addition the lines are featured in Alitalia Duty free shops and magazines and on their transoceanic flights.


DESCRIPTION OF PROPERTY

         The Company's only office is located at 99 Derby Street, Suite 200, Hingham, MA 02043 which is sub-leased from an affiliate on a month to month basis at a rent of $500.00 per month. See "Certain Relationships and Related Transactions" page 12.


DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         The directors and principal officers of the Company, their ages and principal occupation for the past five years are:

                                                                       Director          Business
Name                       Age      Position with the Company           Since            Experience

Frank G. Wright            67       Director, President                                 Independent Investor;
Hingham, MA                         CEO and CFO*                      2002             CEO of Innovation and
                                                                                        General Partner,
                                                                                        Innovation Capital
                                                                                        Partners

Lee B. Wright **           32       Secretary*                        2002              General Partner,
Hingman, MA                                                                             Innovation Capital
                                                                                        Partners

* Frank G. Wright and Lee B. Wright have submitted their resignations to become effective upon issue of stock to Martini

**   Lee B. Wright is the wife of Frank G. Wright.

Upon subsequent closing of the exchange of 18,000,000 shares of the Company's common stock to Martini for his 50.1% of SpA, all present officers and directors of the Company will resign and be replaced by a new Board and Management as determined by the new 90% shareholder. These will include Martini who will be a Director, President and Chief Executive Officer. No other decisions have been made.

EXECUTIVE COMPENSATION

The Company has no compensation arrangements with any officers or directors. Pursuant to an agreement, Innovation Capital Partners, a partnership of the Company's present officers, will receive a fee of $90,000 from Martini for assisting in the consummation of the transactions described in this registration statement. Except for the foregoing, there are no employment agreements or retirement, option, deferred compensation or other long-term compensation plans, although such plans may be adopted in the future. There are no preliminary agreements or understandings with respect to future employment or any plans or agreements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         There are no presently outstanding shares of the Company's Common Stock. The following table sets forth the names of all directors, officers and owners of 5% or more of the Company's Common Stock, and directors and officers as a group immediately following the transactions contemplated hereby. All shares will be owned directly. No other class of stock will be issued.

-------------------------------------- ------------------------------------------- --------------------- -------------
          Name and address                           Position with                      Number of
         of Beneficial Owner                            Company                           Shares           Percent
-------------------------------------- ------------------------------------------- --------------------- -------------
Alverio Martini                        Director, President and Chief
Milan, Italy                           Executive Officer                                18,000,000           90%*
-------------------------------------- ------------------------------------------- --------------------- -------------

* 2,000,000 additional Shares (10%) will be issued to approximately 400 shareholders of Innovation. None of them will own 5% or more of the issued and outstanding shares.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company rents an office on a month to month basis from Frank G. Wright, its President and a director. Innovation Capital Partners, LP., a partnership of Mr. Wright and his wife, will receive a fee from Martini equal to $90,000 for assistance in arranging the transactions described in this Prospectus. Management has no other interest in any transactions with the Company. Mr. Wright is a Director and President of the Company and shareholder, director and President of Innovation International. Lee B. Wright is a Secretary of the Company and shareholder, director and Secretary of Innovation International. Neither Frank or Lee Wright own any stock in the Company; but, as shareholders of Innovation International, they will receive a pro rata share of the Common Stock and Warrants offered by this Prospectus when the distribution is made, which will be approximately 500,000 Shares and 500,000 Warrants. They will resign as directors and officers at that time.

DESCRIPTION OF SECURITIES

         The Company is offering 2,000,000 shares of Common Stock, par value $0.001 to present shareholders of Innovation International ("Distributees"). Authorized capital is 100,000,000 shares of Common Stock, par value $0.001. The shares of Common Stock and Warrants are being offered to the Distributees at no cost. As of the date of this Prospectus, there were no shares of Common Stock issued and outstanding.

         Each shareholder of Common Stock is entitled to one vote at meetings of shareholders and to participate equally and ratably in all dividends declared and in all property or assets that may be distributed to holders of shares of Common Stock in the event of a voluntary or involuntary dissolution, liquidation or winding up of the Company. Shareholders do not have preemptive rights to purchase securities offered for sale nor any subscription or conversion rights or cumulative voting rights in the election of directors.

         The Company is also offering Warrants to purchase an additional 2,000,000 shares of Common Stock. Each Warrant will permit Distributees to purchase one share of Common Stock at a price of $3.00 per share. The Warrants will expire on June 30, 2005 and may be redeemed by the company any time after June 30, 2003 at a price of $0.25 per Warrant.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

         There is presently no public trading market for the Company's stock, and there is no trading history. Upon the effectiveness of the registration statement of which this Prospectus is a part, the Company intends to file a registration statement on Form 8-A with the Securities and Exchange Commission ("SEC"), thereby registering the Common Stock and Warrants issued pursuant to the Registration Statement of which this Prospectus is a part pursuant to
Section 12 of the Securities and Exchange Act of 1934 ("1934 Act"). At such time, the Company will become a reporting company and will apply to have the Common Stock and Warrants quoted on the OTC Bulletin Board. The Company cannot predict if or when such listing will become effective or the effect on the price of the stock or the extent of the development of a market for the stock. As of the date hereof, none of the shares are subject to outstanding options or warrants to purchase (except for the Warrants offered by this Prospectus and Innovation International's subscription for 1,000 shares), or convertible into common stock. All of the shares to be issued to Martini in the exchange will be restricted and may be sold only through registration under the Securities Act of 1933 ("1933 Act") or pursuant to some exemption from such registration. The shares Distributees receive will be freely tradeable. No other shares are being publicly offered. As of the date hereof there are no holders of Common Stock. There can be no guarantee that a market will develop for the Company's Common Stock even after quotation is accomplished. If no market develops, shareholders may be unable to sell their shares.

         The Company has not paid any dividends on the Common Stock, and there is no present intention to do so. Dividends may be payable in the future out of funds legally available for such purpose at the discretion of the Board of Directors.

         A majority vote is required on all corporate action which means holders of a majority (more than 50%) of the outstanding shares can elect directors as they choose and remaining shareholders will not be able to elect directors. Shares may be issued only as fully paid and non-assessable.

         The Company will act as its own transfer  agent until such time as this
registration  becomes  effective.   At  that  time,  it  intends  to  retain  an
independent, registered transfer agent.

INTEREST OF NAMED EXPERTS AND COUNSEL

         The experts named in the Registration Statement and Prospectus were not hired on a contingent basis and have no direct or indirect interest in the Company. The attorneys and accountants will not receive any Shares in the distribution.

LEGAL PROCEEDINGS

         The Company is not involved in any legal proceedings at this time.


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

         The Company has engaged Sprouse & Anderson, LLP., Austin, Texas, as independent certified accountants. There are no disagreements with them nor has the Company changed accountants.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         The Certificate of Incorporation and By-Laws provide that the liability of officers and directors for monetary damages shall be limited to the fullest extent provided by Nevada law which includes limitation of liability for monetary damages for the defense of civil or criminal actions.

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of a small business issuer (Company) pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

LEGAL MATTERS

         The Company's attorneys, Griffith, McCague & Fernsler, P.C., The Gulf Tower, Suite 3626, 707 Grant Street, Pittsburgh, PA 15219, have passed upon the legality of the Common Stock and Warrants to be distributed in this offering.

EXPERTS

         The financial statements as of June 30, 2002 and for the period from inception to June 30, 2002 respectively, included in this Prospectus have been audited by Sprouse& Anderson LLP, independent certified public accountants as set forth in their reports. The audited financial statements have been included in reliance upon their authority as experts in accounting and auditing.

The financial statements of SpA included herein have been prepared and certified by accountants in Italy who are the equivalent of CPA's in the U.S. Those reports are included in reliance on their authority as experts on accounting and auditing in Italy.

The financial statements of SpA and the Company are not consolidated in the absence of any basis for consolidation under GAAP. Consolidation of the two companies' accounts will occur after the exchange and acquisition are consummated.

WHERE YOU CAN FIND MORE INFORMATION

         Prior to the date of this Prospectus, the Company was not required to file any reports with the SEC. After the effective date of the registration statement date of which this Prospectus is a part, the Company will be required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the 1934 Act. In addition, the complete registration statement with respect to this offering with all exhibits is filed with the SEC.

         Any person may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington DC 20549. Information may be obtained from the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding us and other issuers that file electronically with the SEC. The address of the SEC's Internet site is http://www.sec.gov.

         Please note that the registration statement, of which this Prospectus is a part, contains additional information. In addition, the registration statement includes numerous exhibits containing information about the Company. Copies of our complete registration statement may be obtained from the SEC by following the procedures described above.

                          INDEX TO FINANCIAL STATEMENTS

                         ALVIERO MARTINI WORLDWIDE, LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                       FOR THE PERIOD FROM APRIL 29, 2002
                                  June 30, 2002

                                                       Page
                                                       -----

INDEPENDENT AUDITORS' REPORT                           F-2

FINANCIAL STATEMENTS

Balance Sheet                                          F-4

Statement of Operations                                F-5

Statement of Stockholders' Equity                      F-6

Statement of Cash Flows                                F-7

Notes to Financial Statements                     F-8 to F-12



                              ALVIERO MARTINI SpA.
                              FINANCIAL STATEMENTS

                 FOR THE CALENDAR YEAR ENDING DECEMBER 31, 2000

                                                       Page
                                                       -----

FINANCIAL STATEMENTS                                   F-13

Balance Sheet                                          F-17

Statement of Operations                                F-19

Statement of Stockholders' Equity                      F-20

Statement of Cash Flow                                 F-21

Notes to Financial Statements                          F-22 to F-29

FOR THE CALENDAR YEAR ENDING DECEMBER 31, 2001

FINANCIAL STATEMENTS                                   F-30

Auditor's Report                                       F-31 to F-34

Balance Sheet                                          F-35

Statement of Operations                                F-37

Statement of Stockholders' Equity                      F-38

Statement of Cash Flow                                 F-39

Notes to Financial Statements                          F-40 to F-47

UNAUDITED FINANCIAL STATEMENTS AS OF JUNE 30, 2002

Unaudited  Balance Sheet                               F-48

Unaudited Statement of Operations                      F-51

Unaudited Statement of Stockholders' Equity            F-52

Unaudited Statement of Cash Flows                      F-53

Notes to Financial Statements                          F-54 to F-60

                         ALVIERO MARTINI WORLDWIDE, LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                       FOR THE PERIOD FROM APRIL 29, 2002
                        (INCEPTION) THROUGH JUNE 30, 2002

                         ALVIERO MARTINI WORLDWIDE, LTD.
                         ( A DEVELOPMENT STAGE COMPANY)



                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

INDEPENDENT AUDITOR'S REPORT                                               F-2

FINANCIAL STATEMENTS

Balance Sheet                                                              F-4

Statement of Operations                                                    F-5

Statement of Stockholders' Equity                                          F-6

Statement of Cash Flows                                                    F-7

Notes to Financial Statements                                         F-8 to 12

                               Board of Directors
                         Alviero Martini Worldwide, Ltd.


                          INDEPENDENT AUDITORS' REPORT


We have audited the accompanying balance sheet of Alviero Martini Worldwide, Ltd. (Company), a development stage company, as of June 30, 2002, and the related statements of operations, stockholders' equity, and cash flows for the period from April 29, 2002 (inception) through June 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards.

Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Alviero Martini Worldwide, Ltd. as of June 30, 2002, and the results of its operations and its cash flows for the period from April 29, 2002 (inception) through June 30, 2002 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company does not have sufficient cash to indefinitely sustain operating losses, as such, if additional financing is not obtained, further development of the business may be delayed. The Company is essentially a new venture. The limited operating history prohibits an effective evaluation of their future profitability, ability to generate cash flows, and ability to create additional business opportunities. The current uncertainties surrounding the sufficiency of its future cash flows, significant revenues, and the lack of firm commitments for additional capital, raise substantial doubt about the Company to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classifications of recorded asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

SPROUSE & ANDERSON, L.L.P.

Austin, Texas
September 10, 2002

                         ALVIERO MARTINI WORLDWIDE, LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET

                                  JUNE 30, 2002


                                     ASSETS
                                     ------



TOTAL ASSETS                                                                                              $ -0-
                                                                                                          =====

                                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT:
   Accounts payable-related party                                                                        $1,260
                                                                                                         ------
      Total Liabilities                                                                                   1,260
                                                                                                         ------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock-par value $.001, 100,000,000 shares authorized,
    -0- shares issued, 1,000 issuable, 1,000 outstanding                                                      1
Additional paid-in capital                                                                                  999
Common stock subscribed                                                                                  (1,000)
Deficit accumulated during the development stage                                                         (1,260)
                                                                                                         ------
      Total Stockholders' Equity (Deficit)                                                               (1,260)
                                                                                                         ------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                                                      $ -0-
                                                                                                          =====


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                         ALVIERO MARTINI WORLDWIDE, LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF OPERATIONS

                 FOR THE PERIOD FROM APRIL 29, 2002 (INCEPTION)
                              THROUGH JUNE 30, 2002



REVENUES                                                                                       $   -0-

COSTS OF REVENUES                                                                                  -0-
                                                                                               -------

GROSS PROFIT                                                                                       -0-

GENERAL AND ADMINISTRATIVE EXPENSES
   Start up costs                                                                                  760
   Office rent                                                                                     500
                                                                                               -------
      Total General and Administrative Expenses                                                  1,260
                                                                                               -------

NET LOSS                                                                                       $(1,260)
                                                                                               =======

EARNINGS (LOSS) PER SHARE-BASIC AND DILUTED                                                    $ (1.26)
                                                                                               =======

WEIGHTED AVERAGE SHARES OUTSTANDING-BASIC AND   DILUTED
                                                                                                 1,000
                                                                                               =======

                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                         ALVIERO MARTINI WORLDWIDE, LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                        STATEMENT OF STOCKHOLDERS' EQUITY

                 FOR THE PERIOD FROM APRIL 29, 2002 (INCEPTION)
                              THROUGH JUNE 30, 2002



                                                                                                                Deficit
                                                                                                               Accumulated
                                                     Common            Additional                               During the
                                                     Stock             Paid-in             Common Stock        Development
                                         Shares      Par Value         Capital              Subscribed            Stage

Balance at April 29, 2002
  (Inception)                                -0-           $-0-             $ -0-           $    -0-           $    -0-


Common stock subscribed                   1,000              1               999             (1,000)                -0-

Net loss                                     -0-            -0-               -0-                -0-            (1,260)
                                          ------           ----             -----           ---------           -------

Balance at June 30, 2002                  1,000            $ 1              $999            $(1,000)           $(1,260)
                                          ======           ====             =====           ========           ========



                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                         ALVIERO MARTINI WORLDWIDE, LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOWS

                 FOR THE PERIOD FROM APRIL 29, 2002 (INCEPTION)
                              THROUGH JUNE 30, 2002



CASH FLOWS FROM OPERATING ACTIVITIES
   Net income (loss)                                                                                          $(1,260)

   Adjustments to reconcile net income to net cash provided  (used) by operating activities:
        Increase in accounts payable related party                                                              1,260
                                                                                                               ------
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES                                                                  -0-
                                                                                                                  ---

NET INCREASE (DECREASE) IN CASH                                                                                   -0-

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                                                    -0-
                                                                                                               ------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                                                       $   -0-
                                                                                                               =======

TAXES PAID                                                                                                     $  -0-
                                                                                                               ======

INTEREST PAID                                                                                                  $  -0-
                                                                                                               ======

NON-CASH FINANCING ACTIVITIES
   Common stock subscribed                                                                                     $1,000
                                                                                                               ======



                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                         ALVIERO MARTINI WORLDWIDE, LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                 FOR THE PERIOD FROM APRIL 29, 2002, (INCEPTION)
                              THROUGH JUNE 30, 2002

NOTE 1:           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  NATURE OF BUSINESS

                  Alviero Martini Worldwide, Ltd. (Company), plans to acquire and/or invest in businesses engaged in various aspects of the fashion industry. The Company was incorporated in Nevada on April 29, 2002 by its incorporator, Innovation International, Inc. ("Innovation"). Pursuant to a Reorganization Plan and Agreement dated as of May 15, 2002, the Company and Innovation agreed to distribute 2,000,000 shares of the Company's common stock and Warrants to purchase 2,000,000 additional common shares to Innovation's shareholders and to issue 18,000,000 shares of the Company's common stock in exchange for 50.1% of Alviero Martini, SpA, an Italian corporation (SpA). After that acquisition, the Company will become separate from and no longer be associated with Innovation.

                  The exchange and distribution transactions are not contingent, not rescindable and not in any way subject to reversal, but may be delayed only until a registration statement on SEC form SB-2 to be filed in connection therewith has become effective. For financial statement reporting purposes none of the shares to be issued in the exchange and distribution are shown as outstanding or issuable as of June 30, 2002.

                  BUSINESS COMBINATION

                  Effective May 15, 2002, the Company agreed to acquire 50.1% of the outstanding common stock of SpA, a fashion industry business. The acquisition cannot be closed until the effective date of a registration statement to be filed with the SEC in connection with the exchange and distribution described above. Therefore, the exchange transaction represents a business to be acuqired and not a completed transaction. Accordingly, no accounting is made in these financial statements for the exchange and distribution

                  ACCOUNTING BASIS

                  The Company prepares its financial statements on the accrual basis of accounting. The Company, per FASB Statement No. 7, is properly accounted for and reported as a development stage enterprise. Substantially all of the Company's efforts since its formation have been devoted to establishing its new business. No significant revenue has been earned as of the balance sheet date. Operations have been devoted to raising capital, and the acquisition of properties.

                         ALVIERO MARTINI WORLDWIDE, LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                 FOR THE PERIOD FROM APRIL 29, 2002, (INCEPTION)
                              THROUGH JUNE 30, 2002


NOTE 1:           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                  ESTIMATES

                  The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

                  NEW PRONOUNCEMENTS

                  In July 2001, FAS 141, Business Combinations, and FAS 142 Goodwill and Other Intangible Assets, were issued. These pronouncements provide that all business combinations initiated after June 30, 2001 be accounted for using the purchase method and that goodwill be reviewed for impairment rather than amortized, beginning on January 1, 2002. Adoption of these pronouncements did not have a material effect on the financial statements. Any business combination transactions in the future would be accounted for under this new guidance.

                  In September 2001, the FASB issued Statement 143, Asset Retirement Obligations. This Statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The Statement will be effective for the Company's fiscal year ending December 2003. The Company does not believe that the adoption of this pronouncement will have a material effect on its financial statements.

                  In August 2001, the FASB issued Statement 144, Accounting for Impairment or Disposal of Long-Lived Assets. This Statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Statement will be effective for the Company's fiscal year ending December 2002. The Company does not believe that the adoption of this pronouncement will have a material effect on its financial statements.

                  ACCOUNTS RECEIVABLE

                  The Company provides for uncollectible accounts receivable using the allowance method of accounting for bad debts. Under this method of accounting, a provision for uncollectible accounts is charged to earnings. The allowance account is increased or decreased based on past collection history and management's evaluation of accounts receivable. All amounts considered uncollectible are charged against the allowance account and recoveries of previously charged off accounts are added to the allowance.

                         ALVIERO MARTINI WORLDWIDE, LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                 FOR THE PERIOD FROM APRIL 29, 2002, (INCEPTION)
                              THROUGH JUNE 30, 2002

NOTE 1:           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                  REVENUE RECOGNITION

                  The Company will adopt a revenue recognition policy once significant operations commence.

                  CASH AND CASH EQUIVALENTS

                  The Company will consider all highly liquid investments with a maturity of three months or less, when acquired, to be cash equivalents.

                  INCOME TAXES

                  The Company has adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" requires an asset and liability approach for financial accounting and reporting for income tax purposes. This statement recognizes (a) the amount of taxes payable or refundable for the current year and (b) deferred tax liabilities and assets for future tax consequences of events that have been recognized in the financial statements or tax returns.

                  EARNING PER SHARE

                  Basic earnings per share excludes dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share is computed considering the dilutive effect of stock options and warrants.

NOTE 2:           COMMON STOCK SUBSCRIBED

                  Innovation International, Inc. has subscribed to the purchase of 1,000 shares of the Company's Common Stock at a price of $1.00 per share.

NOTE 3:          RELATED PARTY TRANSACTIONS

                  During the period ended June 30, 2002 the Company has accrued expenses for organization costs and for rental of an office from its CEO in the amount of $1,260.

                  In addition the Company has agreed to sell 1,000 shares of its stock to Innovation International, Inc. an affiliated company, for $1.00 per share.

                         ALVIERO MARTINI WORLDWIDE, LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                 FOR THE PERIOD FROM APRIL 29, 2002, (INCEPTION)
                              THROUGH JUNE 30, 2002

NOTE 4:           Going Concern

                  The Company plans to acquire and/or invest in businesses engaged in various aspects of the fashion industry. The Company is essentially a new venture. The Company does not have sufficient cash to indefinitely sustain operating losses, and as such, if additional financing is not obtained, further development of the business may be delayed. The limited operating history prohibits an effective evaluation of their future profitability, ability to generate cash flows, and ability to create additional business opportunities. The current uncertainties surrounding the sufficiency of its future cash flows, significant revenues, and the lack of firm commitments for additional capital, raise substantial doubt about the Company to continue as a going concern.

                             ALVIERO MARTINI S.P.A.


                          AUDITED FINANCIAL STATEMENTS
                       FOR THE PERIOD FROM JANUARY 1, 2000
                            THROUGH DECEMBER 31, 2000


                                TABLE OF CONTENTS
                                -----------------

                                                                           PAGE
                                                                           ----
FINANCIAL STATEMENTS

Auditor's Report                                                            F-14

Balance Sheet                                                               F-15

Statement of Operations                                                     F-19

Statement of Stockholders' Equity                                           F-20

Statement of Cash Flows                                                     F-21

Notes to Financial Statements                                         F-22 to 29

                       TRADUZIONE DALL/ITALIANO IN INGLESE
                      TRANSLATION FROM ITALIAN INTO ENGLISH
                             ALVIERO MARTINI S.P.A.
               Registered office: Milan - Via Castel Morrone 26/28
                 Stock capital 12,500,00,000 lire fully paid up
                       Register of Companies No. 313130 -
                  Administrative Economic Register No. 1358314
                              Tax Code 10271720152
                            Board of Auditors' Report
                     on the balance-sheet closed on 31/12/00
Dear Shareholders,
The balance-sheet closed on 31/12/00' examined by us shows a loss of 2,565,411,856 lire and is summarised as follows:



                                                                 31.12.00               31.12.99
Statement of Assets and
Liabilities
Assets                                                   L.   26,055,374,569         13,741,832,194
Liabilities                                              L.  -18,763,444,877         -6,923,661,153
                                                             ---------------        ---------------
Net equity                                               L.    7,291,929,692          6,818,171,041
                                                             ---------------          -------------
Profit and Loss Account                                  L.
Value of production                                  (A) L.   15,202,351,214          7,528,833,288
Costs of production                                  (B) L.  -17,817,127,442        -10,186,903,195
Difference (A - B)                                       L.   -2,614,776,228         -2,658,069,907
Financial income and charges                         (C) L.      -23,152,166             13,284,409
Value adjustments of financial                       (D) L.                0           -433,811,000
assets
Extraordinary income and                             (E) L.      135,154,538          2,500,694,046
                                                              --------------          -------------
charges
Result before taxation                                   L.   -2,502,773,856           -587,902,452
Income tax for the year                                  L.      -62,638,000            -54,756,000
                                                              --------------            -----------
Profit (Loss) for the year                               L.   -2,565,411,856           -642,658,452
                                                              --------------           ------------

The examination of the balance-sheet was made in accordance with the principles of behaviour of the Board of Auditors recommended by the C.N.D.C. and, in conformance with same, reference was made to the legal regulations which discipline the balance-sheet interpreted and integrated by the accounting principles formulated by the National Associations of Accountants. We have noted that to draw up the balance-sheet the Directors followed the rules, indicated in article 2423 and following articles of the civil code, introduced with Decree 127 of 9 April 1991. We point out that the directors have decided to modify the amortisation plan of the trademarks. Moreover, during the checks made after the end of the financial year 2000, we have noted that the events which took place after the end of the year, but relevant for the purposes of the 2000 balance-sheet, have been duly considered by the Directors for the purpose of its presentation. In accordance with article 2426, point 5, of the civil code, we have approved the registration in the assets of the statement of assets and liabilities of plant and extension costs for a further 206,916,000 lire (gross value of the amortisation made) and of advertising costs for 255,555,961 lire (gross value of the amortisation made) as considered suitable to produce a future utility in terms of concrete positive results in future years, and of further goodwill costs for 1,393,450,700 lire (gross value of the amortisation made) for the succession in the Turin boutique, as required by article 2426 number 6 of the civil code, as a future concrete utility was found. In view of the above, and since no substantial differences from the rules regulating the preparation of the balance-sheet have emerged from the controls made, the Board of Auditors thinks that the above-mentioned balance-sheet presents the statement of assets and liabilities- financial statement and the economic result of the joint-stock company "Alviero Martini" as at 31.12.00 in accordance with the current legal regulations and that the Meeting may therefore approve it and bring forward the loss for the year proposed by the Board of Directors.
Milan, 6 June 2001

The Board of Auditors

Massimo Paolo Gentili               Signature
Michele Paolillo                    Signature
Alberto Fornari                     Signature

----------------------------------------------------------------------
Tradotto il 12/4/02                                  02 89501261

 Giovanni Beddini
TRADUITORE
Albo G.T.
TRIBUNALE
DI MILANO
No. 6058

                          TRIBUNALE ORDINARIO DI MILANO

              VERBALE DI GIURAMENTO DI TRADUZIONE STRAGIUDIZIALE DI
               TRADUTTORE ISCREITTO ALL'ALBO DEL TRIBUNALE MILANO

N. ISCRIZIONE
6058
CIVILE
PENALE


L'anno 2002 e questo giorno 16 del mese di SETTEMBRE NELLA Cancelleria dell'intestato Ufficio avanti al sottoscritto Cancelliere e personalmente comparso il Signor BEDDINI GIOVANNI NATO A FOLIGNO (OG) il 10.02.1952 residente in Milano via Imperia 24, identificato con documento Carta d'Identita n. AE5620714 rilasciato da Comune di Milano il 12.04.2000 iscritto nell'Albo dei Traduttori del Tribunale di Milano per la/e lingua/e Inglese, Francese, Spagnolo il quale esibisce la traduzione che precede in lingua INGLESE da lui/lei effettuata in data 13/09/02 e chiede di poterla giurare ai sensi di legge.

Ammonito ai sensi dell'art. 193 e.p.c. e dell'art.483 c/p. Il comparente presta il giuramento ripetendo le parole "Giuro di aver bene e fedelmente proceduto alle operazioni e di non aver avuto altro scopo che quello di far consocere la verita", Si raccoglie il presente giuramento di traduzione stragiudiale per gli usi consentiti dalla legge.(1)

                .................................................


REG.
16.09.02 029508

IL CANCELIERE C1
Arcangel? Carozza

------------------------------------
(1) R.D. 1238/39; L. n.443/2000; L. n.319/80 e Direttive C 92/51.

NOTA BENE

L'Ufficio non assumo alcuna Responsabilita per quanto riguara la veridicita e il contenuto della traduzione assaverata con il giuramento di cui sopra.

                             ALVIERO MARTINI S.P.A.

                       Balance Sheet as December 31, 2000

                               Currency = Dollar
                     Currency rate (Lira/Dollar) = 2080.89


ASSETS

CURRENT

Cash and cash equivalents                                       1,011,140
Accounts Receivable
  Trade account receivable                                      2,076,027
  Accounts Receivable Intercompany                                 95,042
  Other Accounts Receivable                                       116,717
  Tax Refund Due                                                  787,259
Inventory
  Finished Goods                                                2,742,695
Deferred Expenses                                               1,550,865
Accruals                                                            3,174
                                                               ----------
  Total Current Assets                                          8,382,918


LONG - TERM

Other receivable                                                  106,644
Intangible assets, net                                          1,284,084
Goodwill                                                          607,614
Property and Equipment, net                                       709,514
Leases:
  Real Estate                                                      68,797
  Equipment                                                        30,002

Investments
  Investments in Affiliates                                         1,922
  Investments in Subsidiaries                                     782,083
Other Assets                                                      458,433
                                                               ----------
Total Long Term                                                 4,049,094
                                                               ----------
TOTAL ASSET                                                    12,432,012
                                                               ==========

LIABILITY AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Trade payables                                                        4,207,373
Short-Term Borrowings                                                   566,396
Capital Lease Obligation                                                 98,799
Short-Term Debts                                                      3,845,476
Income Taxes Payable                                                    119,951
Other Current Liabilities                                                80,772
Deferred Income                                                           4,408
Accrued Expenses                                                        108,362
                                                                     ----------
   Total current liabilities                                          9,031,538
LONG-TERM LIABILITIES
Other Liabilities                                                        84,290
                                                                     ----------
   Total Long-Term Liabilities                                           84,290
STOCKHOLDERS' EQUITY
Additional paid in capital                                            1,041,221
Retained Earnings-Previous Year                                        (457,019
Retained Earnings-Current Year                                       (1,272,714
Reserve Required by Law                                                       0
Common Stock-par value $ 0.4806; 8,333,333 shares authorized          4,004,697
                                                                     ----------
   Total Stockholders' Equity                                         3,316,184
TOTAL LIABILITY AND STOCKHOLDERS' EQUITY                             12,432,012
                                                                     ==========

                             ALVIERO MARTINI S.P.A.

Income Statement from 01.01.2000 to 12.31.2000





                           Currency = Dollar
                           Currency rate (Lira/Dollar) =              2102,5908
Revenues                                                              5,762,698
Other Income                                                          1,451,351
Cost of Goods Sold                                                    4,214,719
                                                                     ----------
Gross Profit                                                          2,999,329

GENERAL AND ADMINISTRATIVE EXPENSES
Start-up costs                                                           98,410
Professional Fees                                                       508,303
Rent                                                                    382,884
Commission for Representative Agents                                    133,958
Advertising costs                                                       688,912
Various consulting                                                      267,922
Telephone                                                                47,183
Depreciation and Amortization Expenses                                  372,351
Amortizations of Leases                                                  33,072
Salaries and Wages                                                    1,333,202
Other Income (Expenses)                                                 419,535
                                                                     ----------
TOTAL GENERAL AND ADMINISTRATIVE EXPENSES                             4,285,732

Financing Income (Expenses)                                              (7,665)
Impairment of securities                                                      0
Nonrecurring Income                                                      71,632
(Nonrecurring Expenses)                                                  (7,352)
Foreign Exchange recalculation                                          (13,135)
Taxes                                                                   (29,791)
                                                                     -----------
Net Income (Loss)                                                    (1,272,714)
                                                                     -----------

                             ALVIERO MARTINI S.P.A.

                        STATEMENT OF STOCKHOLDERS' EQUITY
         FOR THE PERIOD FROM JANUARY 1, 2000 THROUGH DECEMBER 31, 2000


                                Currency = Dollar

   Exchange rate (Lire/Dollar) =                                   2080,89





                                                                      2000
                                                                      ----
Common Stock,
Balance at Beginning of Year                                     3,604,227
Increase during the current Year                                   400,470
Balance at End of Year
                                                              ------------
$ 0,4806 par value; 8,333,333 shares authorized                  4,004,697
                                                              ------------
Additional Paid-in Capital
Balance at Beginning of Year                                             -
Increase during the current Year                                 1,041,221
                                                              ------------
Balance at End of Year                                           1,041,221
                                                              ------------
Reinvested Earnings
Balance at Beginning of Year                                      (457,019)
Retained Earnings-Current Year                                  (1,272,714)
                                                              ------------
Balance at End of Year                                          (1,729,733)
                                                              ------------
Total Stockholders' Equity                                       3,316,185
                                                              ============

                             ALVIERO MARTINI S.P.A.

                             STATEMENT OF CASH FLOW
          FOR THE PERIOD FROM JANUARY 1, 2000 THROUGH DECEMBER 31, 2000


                                Currency = Dollar

Exchange rate as 31.12.00                                               2080.89


                                                                                      Cash Flow Year 2000
CASH FLOWS FROM OPERATING ACTIVITIES                                                         Dollars

   Net Income  (loss)                                                                         (1,272,714)

   Adjustments to reconcilie net income to net cash provided (used) by operating activities:
          Depreciation and amortization  expense                                                 342,952
         (Increase) Decrease in accounts receivable                                           (1,455,444)
         (Increase) Decrease in other receivable:
             Receivables towards subsidiaries                                                    351,627
             Receivables towards affiliates                                                       11,217
             Other Receivable in 12 months                                                      (452,401)
             Other Receivable after 12 months                                                      4,561
         (Increase) Decrease inventory                                                        (1,979,807)
         (Increase) Decrease  in accruals and deferred expenses                                 (752,278)
         Increase (Decrease) in debts towards suppliers                                        2,807,700
         Increase (Decrease) in debts:
             Payables towards Subsidiaries                                                      (262,801)
             Income Taxes Payable                                                                 48,654
             Payable towards Social security                                                      37,283
             Other Payables                                                                       (3,471)
        Increase (Decrease) deferred income and accrued expenses                                  46,094
          Depreciation in TFR                                                                     56,195
          (Use of TFR fund)                                                                      (46,246)
          (Use of other funds)                                                                         0
          Other depreciations (Impairment of receivables)                                         33,281
          Other depreciations                                                                      4,275
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES                                              (2,481,323)

CASH FLOWS FROM INVESTING ACTIVITIES
          Sell of assets, net (plus)                                                              13,017
          Purchase of assets                                                                  (1,483,640)
          Investment in affiliate and subsidiaries                                                     0
          Other investments                                                                      (33,757)
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES                                              (1,504,381)

CASH FLOWS FROM FINANCING ACTIVITIES
          Borrowings on line of credit                                                           358,988
          Short term debts                                                                     2,643,100
          Increase in capital stock                                                              400,470
          Decrease in other reserves                                                             (18,824)
          Additional paid in capital                                                           1,041,221
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES                                               4,424,955
                                                                                        ----------------
NET INCREASE (DECREASE) IN CASH                                                                  439,251
                                                                                        ================
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                                   571,889
CASH AND CASH EQUIVALENTS, END OF PERIOD                                                       1,011,140
                                                                                        ----------------
NET INCREASE (DECREASE) IN CASH                                                                  439,251
                                                                                        ================


                             ALVIERO MARTINI S.P.A.

                          NOTES TO FINANCIAL STATEMENTS
            FOR PERIOD FROM JANUARY 1, 2000 THROUGH DECEMBER 31, 2000

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


NATURE OF BUSINESS

Alviero Martini S.p.A. is a company engaged in the business of fashion. It's main markets are in Italy, United States, Korea and Middle East. Since 1989 Alviero Martini brand name is famous throughout the world and in a number of different product areas. It's most important products are the leather goods collection, its three clothing lines and footwear collection.


ACCOUNTING BASIS

The  Company  prepares  its  financial   statements  on  the  accrual  basis  of
accounting.



ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.


NEW PRONOUNCEMENTS
------------------

The Financial Accounting Standards Board has issued Statement No. 141, Business Combinations. Statement 141 improves the transparency of the accounting and reporting for business combinations by requiring that all business combinations be accounted for under a single method-the purchase method. Use of the pooling of interests method is no longer permitted. Statements 141 requires that the purchase method be used for business combinations initiated after June 30, 2001.

The Financial Accounting Standards Board has issued Statement No. 142, Goodwill and Other Intangible Assets. Statement No. 142 requires that goodwill no longer be amortized to earnings, but instead be reviewed for impairment. This change provides investors with greater transparency regarding the economic value of goodwill and its impact on earnings. The amortization of goodwill ceases upon adoption of the statement, which for most companies, will be January 1, 2002.

REVENUE RECOGNITION
-------------------

The Company recognizes revenue as earned under the terms of the related agreements and contracts.

                             ALVIERO MARTINI S.P.A.

                          NOTES TO FINANCIAL STATEMENTS
            FOR PERIOD FROM JANUARY 1, 2000 THROUGH DECEMBER 31, 2000


NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


ACCOUNTS RECEIVABLE
-------------------

Accounts and Notes receivable are carried at amounts which approximate fair value


CASH AND CASH EQUIVALENTS
-------------------------

The Company considers all highly liquid investments with a maturity of three months or less, when acquired, to be cash equivalents.


INVENTORY
---------

Inventories are stated at the lower of cost or market. This item, in the balance sheet is represented only by Finished Goods ($ 2,742,695).


INTANGIBLE ASSETS
-----------------

Intangible assets refer to start-up costs, patents and copyrights, and other items which are amortized on the straight line method. Depreciation plan of brands and trademarks is changed because of a new development of the activity and the new depreciation plan is connected with an estimated useful life of these assets of 10 years.

During the year a boutique in Turin was acquired and its goodwill will be amortized in 10 years. Instead, the Goodwill of the other already owned assets will go on to be amortized in 5 years.

The Company continually reviews these assets to evaluate whether events or changes have occurred that would suggest an impairment of carrying value. An impairment loss would be recognized when expected future operating cash flows are lower than carrying value. There has been no impairment recorded in these financial statements.

                             ALVIERO MARTINI S.P.A.

                          NOTES TO FINANCIAL STATEMENTS
            FOR PERIOD FROM JANUARY 1, 2000 THROUGH DECEMBER 31, 2000


PROPERTY AND EQUIPMENT
----------------------

Property and equipment are stated at cost. Assets are depreciated using the straight-line method over their estimated useful lives which range from 4 to 18 years.

Maintenance and repairs are charged to operations as incurred, and betterments of existing assets are capitalized.

Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and undiscounted cash flows estimated to be generated by those assets' are less than assets' carrying amount. There has been no impairment recorded in these financial statements.

Depreciation is generally provided using the declining balance method. In the case of disposals, assets and related depreciation are removed from the accounts and the net amount, less proceeds from disposal, is charged or credited to income.


NOTE 2: INTANGIBLE ASSETS


Intangible assets consists of the following:



Patents and Copyrights                          $   123,103
Brands and Trademarks                           $ 4,975,375
Goodwill                                        $   685,041
Other Items                                     $   727,204
                                                -----------
                                                $ 6,510,723
Less Accumulated Amortization                    (4,619,025)
                                                -----------
                                                $ 1,891,697
                                                ===========


Amortization expense for the period ended December 31, 2000 was $ 279,872.


NOTE 2: INTANGIBLE ASSETS (CONTINUED)

Changes in the carrying amount of Goodwill during the period:

                             ALVIERO MARTINI S.P.A.

                          NOTES TO FINANCIAL STATEMENTS
            FOR PERIOD FROM JANUARY 1, 2000 THROUGH DECEMBER 31, 2000


Amount at Beginning of period:             $                    5,923
Increase during the period:                $                  669,642
Amortization of the period:                $                   67,951
                                           ---------------------------
Amount at End of                           $                  607,614
period:



NOTE 3: PROPERTY AND EQUIPMENT

Property and equipment consist of the following:




 Plants & Equipment                   $   225,442
 Other                                $ 1,151,833
                                      -----------
                                      $ 1,377,275
 Less Accumulated Depreciation           (667,761)
                                      -----------
 Net Depreciable Assets               $   709,514
                                      ===========



NOTE 3: PROPERTY AND EQUIPMENT (CONTINUED)

Depreciation expense for the period ended December 31, 2000 was $ 59,541.


NOTE 4: INCOME TAXES

The Company has adopted Statement of Financial Accounting Standards No. 109 Accounting for Income Taxes. Statement of Financial Accounting Standards No. 109 Accounting for Income Taxes requires an asset and liability approach for financial accounting and reporting for income tax purposes. This statement recognizes the amount of taxes payable or refundable for the current year.


NOTE 5: CAPITAL LEASES

The company uses various leased equipment in its operations which are divided in two major categories: real estate and Equipment. The Equipment is composed by Personal Computers, cars, and the Company's future minimum lease payments under capital lease are the following:

                             ALVIERO MARTINI S.P.A.

                          NOTES TO FINANCIAL STATEMENTS
            FOR PERIOD FROM JANUARY 1, 2000 THROUGH DECEMBER 31, 2000



Minimum Lease payments for years
ending December 31 of Real Estate

Years             Capital Leases
-----             --------------

2001              $ 12,120
2002              $ 12,120
2003              $ 12,120
2004              $ 12,120
2005              $ 12,120
Total             $ 60,600

Minimum Lease payments for years
ending December 31 of Equipment

Years             Capital Leases
-----             --------------

2001              $ 19,861
2002              $ 12,944
2003              $  9,107
2004              $  1,668
2005              $      0
Total             $ 43,580


NOTE 6: Foreign currency translations

The Company's operations of foreign locations were translated into U.S. dollars based on the current exchange rate at the balance sheet date and the weighted-average rate for the period of the statement of operations and loss. The translation adjustment was a loss of $13,135 for the year ended December 31th, 2000 and is reflected as foreign currency translation adjustment in the consolidated statement of operations and loss for the year then ended.

Two different exchange rates were used to translate, from Liras to dollars, the Italian Financial

                             ALVIERO MARTINI S.P.A.

                          NOTES TO FINANCIAL STATEMENTS
            FOR PERIOD FROM JANUARY 1, 2000 THROUGH DECEMBER 31, 2000



Statements of Alviero Martini S.p.A. into the American one; the use of these different exchange rates, according to US GAAP, brought to the creation of a negative component of the Statement of operations and loss named "Foreign Exchange Recalculation".

In particular the exchange rates used are the following:
- 2,080.89 for every item of the Balance Sheet
- 2,102.59 for all the revenues and costs


NOTE 7: LINES OF CREDIT

Every year, Alviero Martini S.p.A. contracts Lines of credit with some financial institutions and these contract are always reviewed at the end of every year. Interests on debt are calculated at a rate, which is constantly negotiated with the bank, and are paid back in current account. For the year ended at the date of the balance sheet (December 31st), Alviero Martini S.p.A. has the following lines of credit with the following financial institutions:

                                Line of Credit
Financial Institutions     Ordinary     Subject to collection  For foreign transactions     Total

Banca Popolare di Milano   $240,282     $480,564               $0                           $720,846
Deutsche Bank              $120,141     $648,761               $0                           $768,902
                           --------     --------               --                           --------
                                                                                    Total $1,489,748

The amount used at December 31st, 2000 is $ 562,721 for the lines of credit subject to collection and $ 3,675 for the ordinary ones. Therefore the available amount at the date of the balance sheet is $ 923,352

NOTE 8: INVESTMENTS

The investments amount in the balance sheet is $ 784,005 and they are represented by ordinary shares in affiliates and subsidiaries as follow:

Investments in Affiliates
        Affiliates         Percentage of the Capital    Value of the Capital
                                  Stock Owned                Stock Owned

Prima Classe S.r.l.                             20,00%                   $1,922
                                                                         -------
                                                 total                   $1,922
                                                                         =======

                             ALVIERO MARTINI S.P.A.

                          NOTES TO FINANCIAL STATEMENTS
            FOR PERIOD FROM JANUARY 1, 2000 THROUGH DECEMBER 31, 2000



NOTE 8: INVESTMENTS (CONTINUED)

Investments in subsidiaries

                             Percentage of the Capital    Value of the Capital
         Subsidiaries              Stock Owned                Stock Owned
         ------------              -----------                -----------


   Alviero Martini Inc.                 99.91%                764,960


   Alviero Martini UK Ltd.             100.00%                  8,472


   Estovest S.r.l.                      90.00%                  8,651
                                                             --------
                                                  Total      $782,083
                                                             ========


NOTE 9: ADDITIONAL PAID IN CAPITAL

During February 2000 the Shareholders' meeting resolved to increase the capital stock to $ 4,004,697 with an issue of 833,333 new ordinary shares and an Additional-Paid in capital of $ 1,041,221. This increase was wholly paid-up during the same month.

A simple and summarizing scheme of the changes in the capital stock is the following:


---------------------------------------------------------------------------------------------------------------
Description                  12.31.99            Increase           Decrease          12.31.00
---------------------------------------------------------------------------------------------------------------
Capital Stock               $ 3,604,227          $  400,470                         $ 4,004,697

Additional-Paid in Capital            0         $ 1,041,221                         $ 1,041,221


Therefore, at the date of the balance sheet, the Capital Stock is composed by nr. 8,333,333 shares authorized; 0.4806 par value.


NOTE 10: EMPLOYMENT

The average number of employees of the company during the year 2000 was the following:

                             ALVIERO MARTINI S.P.A.

                          NOTES TO FINANCIAL STATEMENTS
            FOR PERIOD FROM JANUARY 1, 2000 THROUGH DECEMBER 31, 2000

NOTE 10: EMPLOYMENT (CONTINUED)


----------------------------------------------------------------------------
Categories                                    2000              1999
----------------------------------------------------------------------------
Clerks                                         38                14
Workmen                                        1                  1
Managers                                       3                  1
----------------------------------------------------------------------------
Total                                          42                16
----------------------------------------------------------------------------

In the item of the balance sheet named "other liabilities" is included the "Retirement Allowance" connected with employment ($ 76,232) and it represents the effective debts towards Employees.

                             ALVIERO MARTINI S.P.A.

                              FINANCIAL STATEMENTS
                       FOR THE PERIOD FROM JANUARY 1, 2001
                            THROUGH DECEMBER 31, 2001


                                TABLE OF CONTENTS

                                                                            PAGE
FINANCIAL STATEMENTS

Auditor's Report                                                   F-31 to F-34

Balance Sheet                                                              F-36

Statement of Operations                                                    F-38

Statement of Stockholders' Equity                                          F-39

Statement of Cash Flows                                                    F-40

Notes to Financial Statements                                      F-41 to F-48

                       TRADUZIONE DALL/ITALIANO IN INGLESE
                      TRANSLATION FROM ITALIAN INTO ENGLISH
                             ALVIERO MARTINI S.p.A.
               Registered office: Milan - Via Castel Morrone 26/28
                 Stock capital 7,634,730.60 euros fully paid up
           Register of Companies and Tax Code/Vat No. No. 10271720152

                            BOARD OF AUDITORS' REPORT
                   ON THE BALANCE-SHEET AS AT 31 DECEMBER 2001
Dear Shareholders,

We have examined the balance-sheet closed on 31 December 2001 of the company Alviero Martini S.p.A., which includes the statement of assets and liabilities, the profit and loss account and the notes to the accounts, as well as the management report, the tables, the detailed enclosures and the justifying documents put at out disposal, showing a profit for the year of 229,000 euros. The contents and structure of the balance-sheet, in its components of statement of assets and liabilities and profit and loss account, conform to the principles of the current civil law. The balance-sheet submitted to your attention is summarised as follows:

Statement of Assets and Liabilities
-----------------------------------

Assets

- Current assets                                 Euros        13,666,865
- Tangible assets                                Euros           909,195
- Intangible assets                              Euros         2,103,408
- Financial assets                               Euros         2,352,755
- Accrued income and deferred charges            Euros         1,736,694
                                                               ---------
- Total assets                                   Euros        20,768,918

Liabilities

- Debts                                          Euros        10,205,102
- Accrued expenses and deferred income           Euros           189,810
- Severance indemnity                            Euros           159,737
- Provisions for risks and charges               Euros            20,819
- Capital, reserves and profits (losses)
   Brought forward                               Euros         9,963,450
- Profit for the year                            Euros           229,999
                                                                 -------
- Total net liabilities                          Euros        20,768,918

The Profit and Loss Account presents the
Following results:

Profit and Loss Account

- Value of production (A)                        Euros        17,936,831
- Costs of production (B)                        Euros      (17,210,018)
- Difference (A-B)                               Euros           726,803
- Financial income and charges                   Euros         (224,055)
- Value adjustments of financial
   asset                                         Euros          (28,638)
- Extraordinary income and charges               Euros         (103,523)
- Result before taxation                         Euros           370,587
                                                                 -------
- Income tax for the year                        Euros         (140,588)
                                                               ---------
- Profit for the year                            Euros           229,999
                                                                 -------


The evaluation and measurement criteria of the single balance-sheet parameters have been illustrated in the notes to the accounts drawn up in conformance with the current provisions. In particular, the Board of Auditors, agreeing with the adopted criteria which are inspired on those of prudence and continuity of the activity in accordance with art. 2423 bis of the civil code, points out that:

o during the period in question the Board attended the shareholders' meetings and the Board of Directors' meetings;

o in the management report, in the notes to the accounts which completes the balance-sheet and comments the single items, and in the enclosed tables, the Board of Directors supplies information on the events which characterised the management; the management trend was followed and controlled through periodic checks which showed that the administrative facts were shown in the accounts in orderly and systematic manner;

o the results of the balance-sheet correspond to the company's accounts, kept in regular manner;

o the adopted evaluation criteria correspond to those indicated by the Board of Directors in the notes to the accounts;

     - receivables are registered at the presumed break-up value which has been established by adjusting the nominal value of the existing receivables to take all the risks of non-break-up;

     -    payables are registered at their nominal value;

     - the registration and amortisation of intangible assets, made with our permission, was established according to their possibility of utilisation. In particular, intangible assets are evaluated at invoice cost or internal production cost, less the amortisation made; plant and extension costs are amortised in 5 years. The value assigned to goodwill is amortised on the basis of an economic utility estimated at 5 years, apart from the goodwill for the Turin boutique which is amortised in constant quotas in a period of ten years on the basis of the remaining duration of the leasing agreement;

     - the registration and depreciation of tangible assets was established according to their remaining possibility of utilisation. In particular, tangible assets are registered at invoice cost net of the depreciation made, calculated according to their remaining possibility of utilisation which is considered represented by the fiscally admitted ordinary rates (reduced to half as considered representative of the effective depreciation);

     - Financial assets are registered at invoice cost inclusive of side-charges. The cost may be revaluated in application of monetary revaluation laws and in each case does not exceed the market value. The criterion adopted for their evaluation is based on the historical invoice cost to which the directly charged side-charges have been added. For some shareholdings in subsidiary and associated companies the registered value has been reduced to the corresponding quota of net equity. The receivables registered among financial assets are shown at the presumed break-up value. This value was established by adjusting the nominal value of the existing receivables in order to take all the risks of non-break-up into account.

     - Revenue and costs for services and interest receivable are shown and accounted in accordance with the accruals principle.

In view of the above, we are in favour of the approval of the balance sheet as at 31 December 2001.

Milan, 12 April 2002

The Board of Auditors
Massimo Paolo Gentili               Chairman                  Signature
Michele Paolillo                    Standing Auditor          Signature
Alberto Fornari                     Standing Auditor          Signature
----------------------------------------------------------------------
Tradotto il 12/4/02                                  02 89501261

Giovanni Beddini
TRADUITORE
Albo G.T.
TRIBUNALE
DI MILANO
No. 6058

                          TRIBUNALE ORDINARIO DI MILANO

              VERBALE DI GIURAMENTO DI TRADUZIONE STRAGIUDIZIALE DI
               TRADUTTORE ISCREITTO ALL'ALBO DEL TRIBUNALE MILANO

N. ISCRIZIONE
6058
CIVILE
PENALE


L'anno 2002 e questo giorno 16 del mese di SETTEMBRE NELLA Cancelleria dell'intestato Ufficio avanti al sottoscritto Cancelliere e personalmente comparso il Signor BEDDINI GIOVANNI NATO A FOLIGNO (OG) il 10.02.1952 residente in Milano via Imperia 24, identificato con documento Carta d'Identita n. AE5620714 rilasciato da Comune di Milano il 12.04.2000 iscritto nell'Albo dei Traduttori del Tribunale di Milano per la/e lingua/e Inglese, Francese, Spagnolo il quale esibisce la traduzione che precede in lingua INGLESE da lui/lei effettuata in data 13/09/02 e chiede di poterla giurare ai sensi di legge.

Ammonito ai sensi dell'art. 193 e.p.c. e dell'art.483 c/p. Il comparente presta il giuramento ripetendo le parole "Giuro di aver bene e fedelmente proceduto alle operazioni e di non aver avuto altro scopo che quello di far consocere la verita", Si raccoglie il presente giuramento di traduzione stragiudiaiale per gli usi consentiti dalla legge.(1)

               .................................................


REG.
16.09.02 029507

IL CANCELIERE C1
Arcangelo Carozza

------------------------------------
(1) R.D. 1238/39; L. n.443/2000; L. n.319/80 e Direttive C?? 92/51.

NOTA BENE

L'Ufficio non assumo alcuna Responsabilita per quanto riguara la veridicita e il contenuto della traduzione assaverata con il giuramento di cui sopra.

                             ALVIERO MARTINI S.P.A.

                       Balance Sheet as December 31, 2001
                                Currency = Dollar
                      Currency rate (Euro/Dollar) = 0,8813




ASSETS CURRENT

Cash and cash equivalents                                         790,691
Accounts Receivable

   Trade account receivable                                     5.287,606
   Accounts Receivable Intercompany                               238,537
   Other Accounts Receivable                                      187,452
   Tax Refund due                                                 398,424
Inventory
   Finished Goods                                               5.012,775
Deferred Expenses                                               1,530,549
Accruals                                                                0
                                                              -----------
   Total Current Assets                                        13,446,034
LONG - TERM
Other receivable                                                  129,123
Intangible assets, net                                          1,203,978
Goodwill                                                          507,387
Property and Equipment, net                                       801,274
Leases:
   Real Estate                                                     53,552
   Equipment                                                       22,465
Investments
   Investments in Affiliates                                        1,821
   Investments in Subsidiaries                                  1,697,562
Other assets                                                      374,100
                                                              -----------
Total Long Term                                                 4,715,245
                                                              -----------
TOTAL ASSET                                                    18,161,279
                                                              ===========

LIABILITY AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Trade payables                                         3,976,621
Short-Term Borrowings                                  4,241,455
Capital Lease Obligation                                  76,017
Short-Term Debts                                             916
Income Taxes Payable                                     236,729
Other Current Liabilities                                538,035
Deferred Income                                            7,682
Accrued Expenses                                         159,598
                                                     -----------
   Total current liabilities                           9,161,036

LONG-TERM LIABILITIES
Other Liabilities                                        159,124
                                                     -----------
   Total Long-Term Liabilities                           159,124
STOCKHOLDERS' EQUITY
Additional paid in capital                             3,427,278
Retained Earnings-Previous Year                       (1,638,272)
Retained Earnings-Current Year                           238,437
Reserve required by Law                                   85,187
Common Stock-par value $ 0.4490; 14,970,060            6,728,488
shares authorized
                                                     -----------
   Total Stockholders' Equity                          8,841,118
                                                     -----------
TOTAL LIABILITY AND STOCKHOLDERS' EQUITY              18,161,279
                                                     ===========

                             ALVIERO MARTINI S.P.A.

                 Income Statement from 01.01.2001 to 12.31.2001

                                Currency = Dollar
                      Currency rate (Euro/Dollar) = 0,89563


Revenues                                                         15,061,174
Other Income                                                        949,667
Cost of Goods Sold                                                8,879,386
Gross Profit                                                      7,131,455
                                                                -----------
GENERAL AND ADMINISTRATIVE EXPENSES
Start-up Costs                                                       24,452
Professional Fees                                                   886,765
Rent                                                                532,696
Commissions for representative Agents                               816,722
Advertising costs                                                   688,091
Various Consulting                                                  688,091
Telephone                                                            26,261
Depreciation and Amortization Expenses                              545,814
Amortizations of Leases                                              35,700
Salaries and Wages                                                1,815,096
Other Income (Expenses)                                             387,899
                                                                -----------
TOTAL GENERAL AND ADMINISTRATIVE EXPENSES                         6,447,588
Financing Income (Expenses)                                        (197,270)
Impairment of Securities                                            (25,649)
Nonrecurring Income                                                  14,751
(Nonrecurring Expenses)                                            (107,470)
Foreign Exchange Recalculation                                       (3,878)
Taxes                                                              (125,915)
                                                                -----------
Net Income (Loss)                                                   238,437
                                                                -----------

                             ALVIERO MARTINI S.P.A.

                        STATEMENT OF STOCKHOLDERS' EQUITY
          FOR THE PERIOD FROM JANUARY 1, 2001 THROUGH DECEMBER 31, 2001

                                Currency = Dollar
                      Exchange rate (Euro/Dollar) = 0,8813

                                                                     2001
                                                                  ------------
Common Stock,

$ 0.4806 par value; 8,333,333 shares authorized
Balance at Beginning of Year (Exchange rate
Lire to Dollars = 2080,89)                                           4,004,697
Foreign Exchange recalculation (Exchange rate
Euro to Dollars as of 12.31.2001 = 0,8813)                           3,792,945
Increasing during the Current Year                                   2,935,543
                                                                  ------------
Balance at End of Year                                               6,728,489
Additional Paid-in Capital

Balance at Beginning of Year
(Exchange rate 1.041.221 Lire to Dollars = 2080,89)
Foreign Exchange recalculation
(Exchange rate Euro to Dollars
as of 12.31.2001 = 0,8813)                                             986,166
Increase  during the current Year                                    2,441,112
Increase in Legal Reserve                                               85,186
                                                                  ------------
Balance at End of Year                                               3,512,464
Reinvested Earnings

Balance  at  Beginning  of Year
(Exchange  rate                                                      1,729,733
Lire to Dollars = 2080,89)
Foreign  Exchange  recalculation
(Exchange rate Euro to Dollars as of
12.31.2001 = 0,8813)                                                (1,638,272
Retained Earnings - Current Year                                       238,437
                                                                  ------------
Balance at End of Year                                              (1,399,835)
                                                                  ------------
Total Stockholders' Equity                                           8,841,118
                                                                  ============

                             ALVIERO MARTINI S.P.A.

                             STATEMENT OF CASH FLOW
     FOR THE PERIOD FROM JANUARY 1, 2001 THROUGH DECEMBER 31, 2001 Cash Flow


CASH FLOWS FROM OPERATING ACTIVITIES                                                             Dollar
   Net Income (loss)                                                                             238,437
                                                  Currency = Dollar

   Adjustments to reconcilie net income to net cash provided (used) by operating
   activities: Exchange rate (Euro to dollars)   0,8813
          Depreciation and amortization  expense                                                 386,004
  (Increase)  Decrease in accounts receivable                                                 (3,321,350)
  (Increase) Decrease in other receivable:
             Receivables towards subsidiaries                                                   (148,247)
             Receivables towards affiliates                                                         (273)
             Other Receivable in 12 months                                                       270,302
             Other Receivable after 12 months                                                    (28,118)
          (Increase) Decrease inventory                                                       (2,415,101)
          (Increase) Decrease in deferred expenses and accruals                                  (58,681)
        Increase   (Decrease)  in  debts  towards   suppliers                                     (8,284)
        Increase (Decrease) in debts:

             Payables towards Subsidiaries                                                             0
             Income Taxes Payable                                                                123,120
             Payable towards Social security                                                      27,403
             Other Payables                                                                      434,130
        Increase (Decrease) in deferred income and accrued expenses                               60,473
          (Impairment of Inventory)                                                              (59,170)
          Depreciation in TFR                                                                     86,084
          (Use of TFR fund)                                                                      (17,509)
          (Use of other funds)                                                                         0
          Other depreciations (Impairment of receivables)                                         91,907
          Other depreciations                                                                     10,716
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES                                              (4,328,156)
CASH FLOWS FROM INVESTING ACTIVITIES
          Sell of assets, net (plus)                                                              17,508
          Purchase of assets                                                                    (425,270)
          Investment in affiliate and subsidiaries                                              (956,832)
          Other investments                                                                       60,093
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES                                              (1,304,501)
CASH FLOWS FROM FINANCING ACTIVITIES
          Impairment of securities                                                                25,239
          Borrowings on line of credit                                                         3,705,008
          Short term debts                                                                    (3,641,227)
          Increase in capital stock                                                            2,935,543
          Decrease in other reserves                                                                   0
          Additional paid in capital                                                           2,441,112
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES                                               5,465,674
                                                                                           -------------
NET INCREASE (DECREASE) IN CASH                                                                 (166,983)
                                                                                           -------------
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                                   957,675
CASH AND CASH EQUIVALENTS, END OF PERIOD                                                         790,692
                                                                                           -------------
NET INCREASE (DECREASE) IN CASH                                                                 (166,983)
                                                                                           =============

                             ALVIERO MARTINI S.P.A.

                          NOTES TO FINANCIAL STATEMENTS
                         FOR PERIOD FROM JANUARY 1, 2001
                            THROUGH DECEMBER 31, 2001


NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS


Alviero Martini S.p.A. is a company engaged in the business of fashion. It's main markets are in Italy, United States, Korea and Middle East. Since 1989 Alviero Martini brand name is famous throughout the world and in a number of different product areas. It's most important products are the leather goods collection, its three clothing lines and footwear collection.

ACCOUNTING BASIS


The  Company  prepares  its  financial   statements  on  the  accrual  basis  of
accounting.

ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

NEW PRONOUNCEMENTS


The Financial Accounting Standards Board has issued Statement No. 141, Business Combinations. Statement 141 improves the transparency of the accounting and reporting for business combinations by requiring that all business combinations be accounted for under a single method-the purchase method. Use of the pooling of interests method is no longer permitted. Statements 141 requires that the purchase method be used for business combinations initiated after June 30, 2001.

The Financial Accounting Standards Board has issued Statement No. 142, Goodwill and Other Intangible Assets. Statement No. 142 requires that goodwill no longer be amortized to earnings, but instead be reviewed for impairment. This change provides investors with greater transparency regarding the economic value of goodwill and its impact on earnings. The amortization of goodwill ceases upon adoption of the statement, which for most companies, will be January 1, 2002.

REVENUE RECOGNITION

The Company recognizes revenue as earned under the terms of the related agreements and contracts.



REVENUE RECOGNITION

The Company recognizes revenue as earned under the terms of the related agreements and contracts.

                             ALVIERO MARTINI S.P.A.

                          NOTES TO FINANCIAL STATEMENTS
                         FOR PERIOD FROM JANUARY 1, 2001
                            THROUGH DECEMBER 31, 2001



ACCOUNTS RECEIVABLE
-------------------

Accounts and Notes receivable are carried at amounts which approximate fair value

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less, when acquired, to be cash equivalents.

INVENTORY
---------

Inventories are stated at the lower of cost or market. This item, in the balance sheet is represented only by Finished Goods.

INTANGIBLE ASSETS

Intangible assets refer to start-up costs, patents and copyrights, and other items which are amortized on the straight line method. Depreciation plan of brands and trademarks is changed because of a new development of the activity and the new depreciation plan is connected with an estimated useful life of 10 years During the last year a boutique in Turin was acquired and its goodwill is amortized in 10 years. Instead, the Goodwill of the other already owned assets will go on to be amortized in 5 years.

The Company continually reviews these assets to evaluate whether events or changes have occurred that would suggest an impairment of carrying value. An impairment loss would be recognized when expected future operating cash flows are lower than carrying value. There has been no impairment recorded in these financial statements.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Assets are depreciated using the straight-line method over their estimated useful lives which range from 4 to 18 years.

Maintenance and repairs are charged to operations as incurred, and betterments of existing assets are capitalized.

Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and undiscounted cash flows estimated to be generated by those assets' are less than assets' carrying amount. There has been no impairment recorded in these financial statements.

Depreciation is generally provided using the declining balance method. In the case of disposals, assets and related depreciation are removed from the accounts and the net amount, less proceeds from disposal, is charged or credited to income.

                             ALVIERO MARTINI S.P.A.

                          NOTES TO FINANCIAL STATEMENTS
                         FOR PERIOD FROM JANUARY 1, 2001
                            THROUGH DECEMBER 31, 2001


NOTE 2: INTANGIBLE ASSETS

Intangible assets consists of the following:

NOTE 2: INTANGIBLE ASSETS (CONTINUED)

Patents and Copyrights                                          $   243,030
Brands and Trademarks                                           $ 4,750,289
Goodwill                                                        $   648,820
Other Items                                                     $   727,095
                                                                -----------
                                                                $ 6,369,234

Less Accumulated Amortization                                    (4,657,869)
                                                                -----------

                                                                $ 1,711,365
                                                                ===========


Amortization expense for the period ended December 31, 2001 was $ 287,669.

Changes in the carrying amount of Goodwill during the period:

                        Amount at Beginning of period:          $   575,487
                        Increase during the period:             $         0
                        Amortization of the period:             $    68,099
                                                                -----------

                        Amount at End of period                 $   507,388

                             ALVIERO MARTINI S.P.A.

                          NOTES TO FINANCIAL STATEMENTS
                         FOR PERIOD FROM JANUARY 1, 2001
                            THROUGH DECEMBER 31, 2001



NOTE 3: PROPERTY AND EQUIPMENT

Property and equipment consist of the following:



 Plants & Equipment                                             $   247,183
 Other                                                          $ 1,257,452
                                                                -----------
                                                                $ 1,504,636
Less Accumulated Depreciation                                      (703,362)
                                                                -----------
Net Depreciable Assets                                          $   801,274
                                                                ===========


Depreciation expense for the period ended December 31, 2001 is $ 104,598.



NOTE 4: INCOME TAXES

The Company has adopted Statement of Financial Accounting Standards No. 109 Accounting for Income Taxes. Statement of Financial Accounting Standards No. 109 Accounting for Income Taxes requires an asset and liability approach for financial accounting and reporting for income tax purposes. This statement recognizes the amount of taxes payable or refundable for the current year.


NOTE 5: CAPITAL LEASES

The company uses various leased equipment in its operations which are divided in two major categories: real estate and Equipment. The Equipment is composed by several Personal Computers, cars and vans. The Company's future minimum lease payments under capital lease are the following:

                             ALVIERO MARTINI S.P.A.

                          NOTES TO FINANCIAL STATEMENTS
                         FOR PERIOD FROM JANUARY 1, 2001
                            THROUGH DECEMBER 31, 2001


Minimum Lease payments for years
ending December 31 of Real Estate

Years             Capital Leases
-----             --------------

2002              $ 11,479
2003              $ 11,479
2004              $ 11,479
2005              $ 11,479
2006              $  7,764
                  --------
Total             $ 53,680

Minimum Lease payments for years
ending December 31 of Equipment

Years             Capital Leases
-----             --------------

2002              $ 12,260
2003              $  8,625
2004              $  1,580
2005              $      0
2006              $      0
                  --------
Total             $ 22,465

NOTE 6: Foreign currency translations

The Company's operations of foreign locations were translated into U.S. dollars based on the current exchange rate at the balance sheet date and the weighted-average rate for the period of the statement of operations and loss. The translation adjustment was a loss of $3,878 for the year ended December 31st, 2001 and is reflected as foreign currency translation adjustment in the consolidated statement of operations and loss for the year then ended.

NOTE 6: Foreign currency translations (CONTINUED)

Two different exchange rates were used to translate, from Euro to dollars, the Italian Financial Statements of Alviero Martini S.p.A. into the American one; the use of these different exchange rates, according to US GAAP, brought to the creation of a negative component of the Statement of operations and loss named "Foreign Exchange Recalculation".

In particular the exchange rates used are the following:
-        0,8813 for every item of the Balance Sheet
-        0.8956 for all the revenues and costs

                             ALVIERO MARTINI S.P.A.

                          NOTES TO FINANCIAL STATEMENTS
                         FOR PERIOD FROM JANUARY 1, 2001
                            THROUGH DECEMBER 31, 2001


NOTE 7: LINES OF CREDIT

Every year, Alviero Martini S.p.A. contracts Lines of credit with some financial institutions and these contract are always reviewed at the end of every year. Interests on debt are calculated at a rate, which is constantly negotiated with the bank, and are paid back in current account. For the year ended at the date of the balance sheet (December 31st), Alviero Martini S.p.A. has the following lines of credit with the following financial institutions:


                                                                          Line of credit

                                                                         Subject to   For foreign         Total
   Financial Institutions                                  Ordinary      collection   transactions        Total

Banca Popolare di Milano                               $    227,576      $     455,152  $       $0      $   682,728
Deutsche Bank                                          $    113,788      $     614,457  $        0      $   728,245
Banca commerciale italiana                             $    227,576      $     455,152  $  227,576      $   910,304
Bipop-Carire                                           $    341,365      $   1,593,037  $        0      $ 1,934,402
                                                       ------------      -------------  ----------      -----------
     Total                                             $    910,305      $   3,117,798  $  227,576$     $ 4,255,679


The amount used at December 31st, 2001 is $ 4,241,455 for all the lines of credit. Therefore the available amount at the date of the balance sheet is $ 14,224


NOTE 8: INVESTMENTS

The investments amount in the balance sheet is $ 1,699,383 and they are represented by ordinary shares in affiliates and subsidiaries as follow:

Investments in Affiliates

                                              Value of the Capital   Recalculation with    Value of the
                     Percentage of the        Stock Owned at the     the different         Capital Stock Owned
Affiliates           Capital Stock Owned      beginning of year      exchange rate         at the end of year
----------           -------------------      -----------------      -------------         ------------------

Prima Classe S,r,l,         20,00%                    $1,922             $1,821                  $1,821
                                 ----------------------------------------------------------------------
                            total                     $1,922             $1,821                  $1,821


                             ALVIERO MARTINI S.P.A.

                          NOTES TO FINANCIAL STATEMENTS
                         FOR PERIOD FROM JANUARY 1, 2001
                            THROUGH DECEMBER 31, 2001


NOTE 8: INVESTMENTS (CONTINUED)


Investments in subsidiaries

                                                Value of the Capital   Recalculation with    Value of the
                       Percentage of the        Stock Owned at the     the different         Capital Stock Owned
Affiliates             Capital Stock Owned      beginning of year      exchange rate         at the end of year
----------             -------------------      -----------------      -------------         ------------------

Alviero Martini Inc.           99.91%           $   764,960      $        724,512              $  724,512
Alviero Martini UK Ltd.       100.00%                 8,472                 8,024                   8,024
Estovest S.r.l.               100.00%                 8,651                 8,813                   8,813
Alviero Martini Corp.            100%                     -                     -                 956,212
---------------------------------------------------------------------------------------------------------
                         Total                  $   782,083      $        741,349              $1,697,561



Alviero Martini Corp. has been incorporated on the 27 of April 2001 and it began its activity during November 2001. Estovest S.r.l., during the year 2001, has completely reconstituted its capital stock fixing it to the amount of $ 8,813, amount wholly endorsed by Alviero Martini S.p.A. Instead, in the previous year
(2000) Alviero Martini S.p.A. owned 90% of Estovest's capital stock.


NOTE 9: ADDITIONAL PAID IN CAPITAL

During year 2001 Alviero Martini S.p.A. has increased three times its capital stock. The description of these three increases are detailed here below:

               Capital stock at the      Recalculation    Capital Stock at
              beginning of year before   with different   the beginning of     Number of
                  recalculation          exchange rate    year                 shares issued

                   $4,004,697              $3,792,945        $3,792,945          8,333,333

Date         Number of
             ordinary                                                     Additional-Paid in
             shares issued  par value     Increase       Capital Stock          Capital
             -------------  ---------     --------       -------------          -------
04/02/2001       2,380,953    $0,4552       $1,083,699   $  4,876,644        $ 1,647,222
05/08/2001       1,785,714    $0,4552       $  812,774   $  5,689,418        $   552,686
11/28/2001       2,470,060    $0,4552       $1,124,256   $  6,813,674        $   241,204
11/28/2001                                   -$ 85,186   $  6,728,488        $         0
        Total    6,636,727    $0,4552       $3,020,729   $  6,728,488        $ 2,441,112
                 ---------    -------       ----------   ------------        -----------

At the date of November 28th, 2001 Alviero Martini S.p.A. converted its capital stock from Lira to Euro and the difference of this conversion was accounted as a reserve required by Italian laws (Legal reserve)

                             ALVIERO MARTINI S.P.A.

                          NOTES TO FINANCIAL STATEMENTS
                         FOR PERIOD FROM JANUARY 1, 2001
                            THROUGH DECEMBER 31, 2001


NOTE 10: EMPLOYMENT

The average number of employees of the company during the year 2001 was the following:

         -----------------------------------------------------------------------
                       Category                       2001               2000
         -----------------------------------------------------------------------
         Clerks                                        40                 38
         Workmen                                       1                  1
         Managers                                      4                  3
         -----------------------------------------------------------------------
                                                       45                 42
         -----------------------------------------------------------------------


In the item of the balance sheet named "other liabilities" is included the "Retirement Allowance" connected with employment ($ 140,776) and it represents the effective debts towards Employees.

                             ALVIERO MARTINI S.P.A.

                         UNAUDITED FINANCIAL STATEMENTS
            FOR THE PERIOD FROM JANUARY 1, 2002 THROUGH JUNE 30, 2002


                                TABLE OF CONTENTS
                                -----------------
                                                                        PAGE
                                                                        ----
FINANCIAL STATEMENTS
Balance Sheet                                                            F-49
Statement of Operations                                                  F-51
Statement of Stockholders' Equity                                        F-52
Statement of Cash Flows                                                  F-53
Notes to Financial Statements                                      F-54 to F-60

 ALVIERO MARTINI S.P.A.

Balance Sheet as June 30, 2002

                                Currency = Dollar
                      Currency rate (Euro/Dollar) = 0,9975

                                                                 ALVIERO MARTINI
                                                                      S.P.A.
                                                                    06/30/2002

ASSETS

CURRENT

Cash and cash equivalents                                              332,781
Accounts Receivable

     Trade account receivable                                        3,868,654
     Italian Receivable                                              1,572,594
     Foreign Receivable                                              1,441,084
     Accounts Receivable Intercompany                                  915,395
     Other Accounts Receivable                                         353,703
     Tax Refund due                                                          0
Inventory

     Finished Goods                                                  5,839,328
Deferred Expenses                                                    1,557,448
Accruals                                                                     0
                                                                    ----------
     Total Current Assets                                           15,880,987
LONG - TERM
Other receivable                                                         1,246
Intangible assets, net                                               1,471,547
Goodwill                                                             1,166,727
Property and Equipment, net                                            877,368
Leases:
     Real Estate                                                        54,596
     Equipment                                                          18,489
Investments

     Investments in Affiliates                                          70,378
     Investments in Subsidiaries                                     1,153,578
Other assets                                                           419,403
                                                                    ----------
   Total Long Term                                                   5,233,333
                                                                    ----------
TOTAL ASSET                                                         21,114,320
                                                                    ==========

LIABILITY AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Trade payables                                                        5,267,231
Short-Term Borrowings                                                 5,587,867
Capital Lease Obligation                                                 73,086
Short-Term Debts                                                              0
Income Taxes Payable                                                    298,444
Other Current Liabilities                                               857,464
Deferred Income                                                          25,665
Accrued Expenses                                                        200,511
                                                                    -----------
   Total current liabilities                                         12,310,268

LONG-TERM LIABILITIES
Other Liabilities                                                       267,768
                                                                    -----------
   Total Long-Term Liabilities                                          267,768
STOCKHOLDERS' EQUITY
Additional paid in capital                                            3,879,167
Retained Earnings-Previous Year                                      (1,584,404)
Retained Earnings-Current Year                                       (1,470,541)
Reserve required by Law                                                  96,419
Common Stock-par value $ 0,5087; 14,970,060                           7,615,644
shares authorized
                                                                    -----------
   Total Stockholders' Equity                                         8,536,284
                                                                    -----------
TOTAL LIABILITY AND STOCKHOLDERS' EQUITY                             21,114,320
                                                                    ===========

                             ALVIERO MARTINI S.P.A.

                 Income Statement from 01.01.2002 to 06.30.2002

                                Currency = Dollar
                    Currency rate (Euro/Dollar) = 0.8979


Revenues                                                              8,582,466
Other Income                                                            178,095
Cost of Goods Sold                                                    5,142,451
Gross Profit                                                          3,618,110
                                                                     ----------
GENERAL AND ADMINISTRATIVE EXPENSES
Start-up Costs                                                           15,729
General Costs                                                           746,265
Professional Fees                                                       154,603
Rent                                                                    344,639
Commissions for representative Agents                                   641,703
Advertising costs                                                       344,596
Various Consulting                                                      154,603
Telephone                                                                17,455
Depreciation and Amortization Expenses                                  188,138
Amortizations of Leases                                                  11,662
Salaries and Wages                                                      977,088
Other Expenses                                                          192,910
                                                                     ----------
TOTAL GENERAL AND ADMINISTRATIVE EXPENSES                             3,789,389
Financing Income (Expenses)                                            (342,058)
Impairment of Securities                                               (691,144)
Nonrecurring Income                                                      25,014
(Nonrecurring Expenses)                                                 (86,639)
Foreign Exchange Recalculation                                         (146,833)
Taxes                                                                   (57,603)
                                                                     ----------
Net Income (Loss)                                                    (1,470,541)
                                                                     ===========

                             ALVIERO MARTINI S.P.A.

                        STATEMENT OF STOCKHOLDERS' EQUITY
            FOR THE PERIOD FROM JANUARY 1, 2002 THROUGH JUNE 30, 2002

                                Currency = Dollar
                      Exchange rate (Euro/Dollar) = 0.9975

                                                                     June 2002
                                                                 ---------------
Common Stock,
par value $ 0.5087; 14,970,060 shares authorized

Balance at Beginning of Year (Exchange rate
Euro to Dollars as of 12.31.2001 = 0.8813)                             6,728,489
Foreign Exchange recalculation (Exchange rate
Euro to Dollars as of 06.30.2002 = 0.9975)                             7,615,644
Increasing during the Current Year                                             -
                                                                 ---------------
Balance at End of Year                                                 7,615,644

Additional Paid-in Capital
Balance at Beginning of Year (Exchange rate                            3,512,464
Euro to Dollars as of 12.31.2001 = 0.8813)
Foreign Exchange recalculation (Exchange rate
Euro to Dollars as of 06.30.2002 = 0.9975)                             3,879.,67
Increase during the current Year                                               -
Legal Reserve at Beginning of year (Exchange
rate Euro to dollars as of 12.31.2001 = 0.8813)                           85,186
Legal reserve at end of year (Exchange rate
Euro to Dollars as of 06.30.2002 = 0.9975)                                96,419
Increase in Legal Reserve                                                      -
Legal Reserve at End of year                                              96,419
                                                                 ---------------
Balance at End of Year                                                 3,975,586

Reinvested Earnings
Balance at Beginning of Year (Exchange rate                       -    1,399,835
Euro to Dollars as of 12.31.2001 = 0.8813)
Foreign Exchange recalculation (Exchange rate
Euro to Dollars as of 06.30.2002 = 0.9975)                        -    1,584,404
Retained Earnings - Current Year                                  -    1,470,541
                                                                 ---------------
Balance at End of Year                                            -    3,054,945
                                                                 ---------------
Total Stockholders' Equity                                             8,536,284
                                                                 ===============

                             ALVIERO MARTINI S.P.A.

                             STATEMENT OF CASH FLOW
           FOR THE PERIOD FROM JANUARY 1, 2002 THROUGH JUNE 30, 2002


                               Currency = Dollars
                     Exchange rate (Euro to dollars) 0.9975


CASH FLOWS FROM OPERATING ACTIVITIES                                   Cash Flow Dollars
   Net Income (loss)                                                       (1,470,541)

   Adjustments to reconcilie net income to net
   cash provided (used) by operating activities:
    Depreciation and  amortization  expense                                   174,557
   (Increase)  Decrease in accounts  receivable                              (932,003)
   (Increase)  Decrease in other  receivable:                                       0
      Receivables  towards  subsidiaries                                     (645,408)
      Receivables  towards affiliates Other                                       (0)
      Receivable in 12  months                                                309,421
      Other  Receivable  after  12  months                                    144,902
   (Increase)  Decrease  inventory                                           (165,616)
   (Increase)  Decrease in deferred expenses and accruals                     174,905
   Increase (Decrease) in  debts  towards  suppliers                          766,289
   Increase  (Decrease)  in debts:
      Payables  towards Subsidiaries                                                0
      Income Taxes Payable                                                     30,503
      Payable  towards  Social  security                                      (20,977)
      Other  Payables                                                         269,465
   Increase (Decrease) in deferred income and accrued expenses                 36,841
   (Impairment of Inventory)                                                        0
   Depreciation in TFR                                                         51,734
   (Use of TFR fund)                                                          (22,298)
   (Use of other funds)                                                             0
   Other depreciations (Impairment of receivables)                             34,450
   Other depreciations                                                         58,227
                                                                           ----------
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES                           (1,205,548)


CASH FLOWS FROM INVESTING ACTIVITIES

   Sell of assets, net (plus)                                                       0
   Purchase of assets                                                        (846,265)
   Investment in affiliate and subsidiaries                                   699,492
   Other investments                                                            4,022
                                                                           ----------
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES                             (142,751)


CASH FLOWS FROM FINANCING ACTIVITIES

   Impairment of securities                                                         0
   Borrowings  on line of credit                                              787,173
   Short term debts                                                           (1,037)
   Increase in capital stock                                                      (0)
   Decrease in other  reserves                                                      0
   Additional  paid in capital                                                      0
                                                                           ----------
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES                              786,135
                                                                           ----------
NET INCREASE (DECREASE) IN CASH                                              (562,164)
                                                                           ----------
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                894,945


CASH AND CASH EQUIVALENTS, END OF PERIOD                                      332,781
                                                                           ----------
NET INCREASE (DECREASE) IN CASH                                              (562,164)
                                                                           ==========

                             ALVIERO MARTINI S.P.A.

                          NOTES TO FINANCIAL STATEMENTS
                         FOR PERIOD FROM JANUARY 1, 2002
                              THROUGH JUNE 30, 2002

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS


Alviero Martini S.p.A. is a company engaged in the business of fashion. Its main markets are in Italy, United States, Korea and Middle East. Since 1989 Alviero Martini brand name is famous throughout the world and in a number of different product areas. Its most important products are the leather goods collection, its three clothing lines and footwear collection.

ACCOUNTING BASIS


The  Company  prepares  its  financial   statements  on  the  accrual  basis  of
accounting.

ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

NEW PRONOUNCEMENTS


The Financial Accounting Standards Board has issued Statement No. 141, Business Combinations. Statement 141 improves the transparency of the accounting and reporting for business combinations by requiring that all business combinations be accounted for under a single method-the purchase method. Use of the pooling of interests method is no longer permitted. Statements 141 requires that the purchase method be used for business combinations initiated after June 30, 2001.

The Financial Accounting Standards Board has issued Statement No. 142, Goodwill and Other Intangible Assets. Statement No. 142 requires that goodwill no longer be amortized to earnings, but instead be reviewed for impairment. This change provides investors with greater transparency regarding the economic value of goodwill and its impact on earnings. The amortization of goodwill ceases upon adoption of the statement, which for most companies, will be January 1, 2002.


REVENUE RECOGNITION


The Company recognizes revenue as earned under the terms of the related agreements and contracts.

                             ALVIERO MARTINI S.P.A.

                          NOTES TO FINANCIAL STATEMENTS
                         FOR PERIOD FROM JANUARY 1, 2002
                              THROUGH JUNE 30, 2002


ACCOUNTS RECEIVABLE

Accounts and Notes receivable are carried at amounts which approximate fair value

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less, when acquired, to be cash equivalents.


INVENTORY

Inventories are stated at the lower of cost or market. This item, in the balance sheet is represented only by Finished Goods.

INTANGIBLE ASSETS

Intangible assets refer to start-up costs, patents and copyrights, and other items which are amortized on the straight line method. Depreciation plan of brands and trademarks is changed because of a new development of the activity and the new depreciation plan is connected with an estimated useful life of 10 years

According  to the  Statement  number  142  issued  by the  Financial  Accounting
Standards Board, from this year on, the goodwill won't be amortized anymore while it will be reviewed for impairment.

The Company continually reviews these assets to evaluate whether events or changes have occurred that would suggest an impairment of carrying value. An impairment loss would be recognized when expected future operating cash flows are lower than carrying value. There has been no impairment recorded in these financial statements.

PROPERTY AND EQUIPMENT


Property and equipment are stated at cost. Assets are depreciated using the straight-line method over their estimated useful lives which range from 4 to 18 years.

Maintenance and repairs are charged to operations as incurred, and betterments of existing assets are capitalized.

Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and undiscounted cash flows estimated to be generated by those assets' are less than assets' carrying amount. There has been no impairment recorded in these financial statements.

Depreciation is generally provided using the declining balance method. In the case of disposals, assets and related depreciation are removed from the accounts and the net amount, less proceeds from disposal, is charged or credited to income.

                             ALVIERO MARTINI S.P.A.

                          NOTES TO FINANCIAL STATEMENTS
                         FOR PERIOD FROM JANUARY 1, 2002
                              THROUGH JUNE 30, 2002


NOTE 2: INTANGIBLE ASSETS

Intangible assets consists of the following:

NOTE 2: INTANGIBLE ASSETS (CONTINUED)

Patents and Copyrights                   $    286,839
Brands and Trademarks                    $  5,411,170
Goodwill                                 $  1,326,807
Other Items                              $  1,009,265
                                           ----------
                                         $  8,034,081
Less Accumulated Amortization            $(5,395,807)
                                           ----------
                                         $  2,638,274
                                           =========


Amortization expense for the period ended June 30, 2002 was $ 111,437.

                             ALVIERO MARTINI S.P.A.

                          NOTES TO FINANCIAL STATEMENTS
                         FOR PERIOD FROM JANUARY 1, 2002
                              THROUGH JUNE 30, 2002


NOTE 3: PROPERTY AND EQUIPMENT Property and equipment consist of the following:

Plants & Equipment             $    295,035
Other                          $  1,429,190
                                  ---------
                               $  1,724,225

Less Accumulated Depreciation  $  (846,857)
                                  ---------
Net Depreciable Assets         $   877,368
                                 =========

Depreciation expense for the period ended June 30, 2002 is $ 45,690.

The total amount of the amortization, for both intangible assets and property and equipment, is $ 157,127. The difference between this amount and the one included in the statement of operations and losses, $ 31,011, is due by the presence, in the statement of operations, in the item called "depreciations and amortizations expenses", of a depreciation connected with receivables.

The difference between $ 157,127 and the one included in the statement of cash flow is due by the different exchange rate used in the two statements; the amount of $ 157,127 has been calculated with the weight-average exchange rate for the first six months of the year, while the one included in the statement of cash flow has been calculated with the exchange rate at the balance sheet date.

NOTE 4: INCOME TAXES

The Company has adopted Statement of Financial Accounting Standards No. 109 Accounting for Income Taxes. Statement of Financial Accounting Standards No. 109 Accounting for Income Taxes requires an asset and liability approach for financial accounting and reporting for income tax purposes. This statement recognizes the amount of taxes payable or refundable for the current year.

                             ALVIERO MARTINI S.P.A.

                          NOTES TO FINANCIAL STATEMENTS
                         FOR PERIOD FROM JANUARY 1, 2002
                              THROUGH JUNE 30, 2002


NOTE 5: CAPITAL LEASES

The company uses various leased equipment in its operations which are divided in two major categories: real estate and Equipment. The Equipment is composed by several Personal Computers and cars and vans. The Company's future payments under capital lease are the following:

Minimum  Lease  payments  for years
ending December 31 of Real Estate

Years   Capital Leases

2003    $   12,992
2004    $   12,992
2005    $   12,992
2006    $    8,788
2007    $        0
Total   $   47,764

Minimum Lease payments for years
ending December 31 of Equipment


Years   Capital Leases

2003    $     9,763
2004    $     1,788
2005    $         0
2006    $         0
2007    $         0
Total   $    11,551

NOTE 6: FOREIGN CURRENCY TRANSLATIONS

The Company's operations of foreign locations were translated into U.S. dollars based on the current exchange rate at the balance sheet date and the weighted-average rate for the period of the statement of operations and loss. The translation adjustment was a loss of $146,833 for the year ended June 30, 2002 and is reflected as foreign currency translation adjustment in the consolidated statement of operations and loss for the year then ended.

Two different exchange rates were used to translate, from Euro to dollars, the Italian Financial Statements of Alviero Martini S.p.A. into the American one; the use of these different exchange rates, according to US GAAP, brought to the creation of a negative component of the Statement of Operations and loss named "Foreign Exchange Recalculation."

                             ALVIERO MARTINI S.P.A.

                          NOTES TO FINANCIAL STATEMENTS
                         FOR PERIOD FROM JANUARY 1, 2002
                              THROUGH JUNE 30, 2002


NOTE 6: FOREIGN CURRENCY TRANSLATIONS (CONTINUED)

operations and loss named "Foreign Exch ange  Recalculation".

In particular the exchange rates used are the following:

-    0.9975 for every item of the Balance Sheet

-    0.8979 for all the revenues and costs

NOTE 7:

LINES OF CREDIT

Every year, Alviero Martini S.p.A. contracts Lines of credit with some financial institutions and these contract are always reviewed at the end of every year. Interests on debt are calculated at a rate, which is constantly negotiated with the bank, and are paid back in current account. For the year ended at the of date the balance sheet (Jun e 30),Alviero S.p.A.has the Martini following lines of credit with the following financial institutions:


                                                       Line of credit

Financial Institutions

                               Ordinary       Subject to collection        For foreign            Total
                                                                          transactions

   Banca Popolare di Milano    $257.582                $515.165                  $0             $772.747
   Deutsche Bank               $128.791                $695.474                  $0             $824.265
   Banca commerciale italiana  $257.582                $515.165            $257.582           $1.030.330
   Bipop-Carire                $386.375              $1.803.080                  $0           $2.189.455
   Banca Popolare Emilia       $119.700                $778.050                  $0             $897.750
   Romagna
        Total                $1.150.031              $4.306.934            $257.582           $5.714.547

The amount used at June 30, 2002 is $ 5,587,867 for all the lines of credit. Therefore the available amount at the date of the balance sheet is $ 126,680

NOTE 8: INVESTMENTS

The investments amount in the balance sheet is $ 922,166 and they represented by are ordinary shares in affiliates and subsidiaries as follow:

Investments in Affiliates



                                             Value of the
                                             Capital Stock                                                         Value of the
                     Percentage of the       Owned at the                                      Recalulation with   Capital Stock
                     Capital                  beginning of                                     the different       Owned at the
     Affiliates      Stock Owned              the year                                         exchange rate       end of period



        Prima Classe           20,00%           $1.821                                              $2.061           $  2.061
        S.r.l.
                                      --------------------------------------------------------------------------------------------
                                total           $1.821                                              $2.061           $  2.061
                                      --------------------------------------------------------------------------------------------


NOTE 8: INVESTMENTS (CONTINUED)

Investments in subsidiaries



                                             Value of the
                                             Capital Stock                                                         Value of the
                     Percentage of the       Owned at the            New value of the          Recalulation with   Capital Stock
                     Capital                  beginning of           capital stock owned       the different       Owned at the
     Subsidiaries    Stock Owned              the year               after depreciations       exchange rate       end of period

   Alviero Martini
   Inc.                     99,91%           $724,512                          $0                   $820,040        $820,040
   Alviero Martini
   UK Ltd.                 100,00%              8,024                          -                       9,082           9,082
   Estovest S.r.l.         100,00%              8,813                          -                       9,975           9,975
   Alviero Martini
   WWO SA                  100,00%                                                                    68,317          68,317


   Alviero Martini            100%            956,212                     188,403                    314,481         $314,481
   Corp.                            ----------------------------------------------------------------------------------------------
                     Total                 $1,697,561                                             $1,221,895        $1,221,895
                                    ----------------------------------------------------------------------------------------------

Alviero Martini Corp. has been incorporated on the 27 of April 2001 and it began its activity during November 2001. Estovest S.r.l., during the year 2001, has completely reconstituted its capital stock fixing it to the amount of $ 9,975 (which it has been recalculated with the exchange rate as of the balance sheet date), amount wholly endorsed by Alviero Martini S.p.A. Instead, in the previous year (2000) Alviero Martini S.p.A. owned 90% of Estovest's capital stock.

                                     Part II
                   Information not Required in the Prospectus

INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Articles of Incorporation of the Registrant waive the personal liability of a director or officer for damages for breach of fiduciary duty except for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of distributions in violation of
Section 78.300 of the Nevada General Corporation Law ("NGCL") which concerns wrongful distributions to shareholders.

         While the Articles provide directors and officers with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, the Articles will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's or officer's breach of his or her duty of care.

         The Articles and By-Laws provide for indemnification of the directors and officers of the Registrant to the fullest extent legally permitted by the laws of the State of Nevada, as then in effect. The indemnification rights conferred by the By-Laws are not exclusive of any other right to which a person seeking indemnification may otherwise be entitled. The Registrant will also provide liability insurance for the directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers and will enter into an indemnification agreement with each of its directors. Under its form of indemnification agreement, the Registrant agrees to indemnify its directors against all expenses, liability or losses incurred by the directors in their capacity as such: (i) to the fullest extent permitted by applicable law; (ii) as provided in the By-Laws as in effect on the date of such agreement; and (iii) in the event the Registrant does not maintain the aforementioned insurance or comparable coverage, to the full extent provided in the applicable policies as is in effect on the date of such agreement (the Registrant's obligations described in (ii) and (iii) being subject to certain exceptions). Contractual rights under such indemnification agreements are believed to provide the directors more protection than the By-Laws, which are subject to change.

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of a small business issuer (the Registrant) pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The expenses to be paid by the Registrant in connection with the securities being registered are as follows:

Accounting fees and expenses                                    $   18,000.00
Blue Sky fees and expenses                                      $    4,000.00
Legal fees and expenses                                         $   15,000.00
Printing expenses                                               $    7,000.00
Postage and miscellaneous expenses                              $    1,000.00
Registration Fee                                                $      901.00

Total                                                           $   45,901.00

UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

         None.

INDEX TO EXHIBITS

         The  following  Exhibits  are  filed  as a part  of  this  Registration
Statement:

-------------- ---------------------------------------------------------------------- ---------------------
Exhibit No.                                 Description                                     Page No.
-------------- ---------------------------------------------------------------------- ---------------------

-------------- ---------------------------------------------------------------------- ---------------------
    2.1        Reorganization Plan and Agreement
-------------- ---------------------------------------------------------------------- ---------------------
    3.1        Articles of Incorporation
-------------- ---------------------------------------------------------------------- ---------------------
    3.2        By-Laws
-------------- ---------------------------------------------------------------------- ---------------------


                                      II-2



-------------- ---------------------------------------------------------------------- ---------------------
    4.1        Specimen Stock Certificate
-------------- ---------------------------------------------------------------------- ---------------------
    4.2        Form of Warrant
-------------- ---------------------------------------------------------------------- ---------------------
     5         Opinion of Griffith,  McCague & Fernsler,  P.C. as to the legality of the Shares and Warrants
-------------- ---------------------------------------------------------------------- ---------------------
    23.1       Consent of Sprouse & Anderson, Auditors
-------------- ---------------------------------------------------------------------- ---------------------
    23.2       Consent of Griffith,  McCague & Fernsler,  P.C. (contained in Exhibit
               5 above)
-------------- ---------------------------------------------------------------------- ---------------------
     24        Power of Attorney
-------------- ---------------------------------------------------------------------- ---------------------


Signatures

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, being duly authorized in the Town of Hingham, Massachusetts on October 7, 2002.

                                       Alverio Martini Worldwide, Ltd.



                                       By: /s/ Frank G. Wright
                                           -----------------------
                                           Name:  Frank G. Wright
                                           Title:  President and Chief Executive
                                           Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and date indicated. Each person whose signature appears below constitutes and appoints Frank G. Wright and Charles B. Jarrett, Jr. and each of them, his true and lawful attorneys-in-fact, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation therewith, with the securities and Exchange Commission granting under said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

-------------------------------- -----------------------------------------------
        NAME                            TITLE              DATE
        ----                            -----              ----
----------------------- --------------------------------------------------------
                        Director, President, Chief
                        Executive Officer and
                        Chief Financial Officer
/s/ Frank G. Wright
---------------------
Frank G. Wright                                        October 7, 2002
                                                      --------------------
-------------------------------- -------------------- --------------------------


                                      II-3